Exhibit 10.2

Execution Version

NOTE PURCHASE AGREEMENT

THIS NOTE PURCHASE AGREEMENT (this “Agreement”) is made as of December 6, 2023 (the “Effective Date”), by and among Sunlight Financial Holdings Inc., a Delaware corporation (the “Company”), Sunlight Financial, LLC, a Delaware limited liability company (“Sunlight”), and SL Financial Holdings Inc., a Delaware corporation (“SL Holdings” and, together with Sunlight, the “Guarantors”), Cross River Bank, a New Jersey state-chartered bank (the “Purchaser”) and the other Holders (as defined below) from time to time party hereto. Capitalized terms not otherwise defined in this Agreement shall have the meanings ascribed to them in Section 1 below.

WHEREAS, On October 30, 2023, the Company, the Guarantors and certain of their affiliated debtors (collectively, the “Debtors”) each commenced a voluntary case under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), jointly administered for procedural purposes only under Case No. 23-11794 (collectively, the “Cases”). The Debtors are authorized to continue operate their business and manage their properties as debtors in possession pursuant to sections 1107 and 1108 of the Bankruptcy Code;

WHEREAS, the Debtors filed the Joint Prepackaged Chapter 11 Plan of Reorganization of Sunlight Financial Holdings Inc. and its Affiliated Debtors in the Bankruptcy Court on October 31, 2023 [Docket No. 16] (together with all schedules, documents and exhibits contained therein, as amended, supplemented, modified or waived from time to time, the “Plan”);

WHEREAS, on December 5, 2023, the Bankruptcy Court entered an order confirming the Plan with respect to the Debtors (the “Confirmation Order”) [Docket No. 201];

WHEREAS, in connection with the Cases, the Company has requested that the Purchaser provide the Consideration to the Company on the terms and conditions provided herein; and

WHEREAS, the parties intend for the Company to issue in return for the Consideration one or more Notes.

NOW, THEREFORE, the parties hereby agree as follows:

1.             Definitions. The following capitalized terms shall have the following meanings:

“Additional Advance Letter Agreement” means that certain Additional Advance Letter Agreement, dated as of October 30, 2023, by and among the Debtors and the Purchaser as it may be amended, restated, supplemented or otherwise modified from time to time.

“Affiliate” means at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person. Unless the context otherwise clearly requires, any reference herein to an “Affiliate” is a reference to an Affiliate of the Company.

“Agreement” means this Note Purchase Agreement as it may be amended, supplemented, replaced or restated from time to time.

“Applicable Law” means all applicable provisions of constitutions, laws, statutes, ordinances, rules, treaties, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities and all orders and decrees of all courts and arbitrators, including for the avoidance of doubt all Credit Protection Laws and credit disclosure laws and regulations.

“Approved Capital Partner” means (a) Technology Credit Union, (b) Chevron Federal Credit Union, (c) All In Federal Credit Union, (d) Cross River Bank, (e) Corning Credit Union, (f) Addition Financial Credit Union, (g) Alliant Credit Union, (h) Kitsap Credit Union, and (i) any other unaffiliated Qualified Approved Capital Provider that may be communicated to Bank, that in each case originate Originated Customer Loans and perform each other transaction contemplated by the applicable Approved Capital Partner Loan Program Agreement.

“Approved Capital Partner Funding Conditions” means, in respect of each Originated Customer Loan, (a) the satisfaction of such Originated Customer Loan with all applicable Approved Capital Partner Underwriting Policies, (b) the approval by the applicable Approved Capital Partner of the loan application for such Originated Customer Loan, (c) the applicable Customer shall have satisfied all applicable credit union membership requirements, (d) the satisfaction of such Originated Customer Loan with each of the “Additional Qualification Criteria” as defined in the applicable Approved Capital Partner Loan Program Agreement (or any similar term) and (e) Sunlight shall have delivered a complete “Funding Package” (as defined in the applicable Approved Capital Partner Loan Program Agreement (or any similar term)) to the Approved Capital Partner.

“Approved Capital Partner Loan Program Agreement” means (a) the Loan Program Agreements, as amended, restated, supplemented or otherwise modified from time to time, (b) the Residential Solar Energy Loan Program Agreement by and between Sunlight and Technology Credit Union, dated as of September 11, 2015, as amended, restated, supplemented or otherwise modified from time to time, (c) the Residential Solar Energy Loan Program Agreement by and between Sunlight and Chevron Federal Credit Union, dated as of June 12, 2017, as amended, restated, supplemented or otherwise modified from time to time, (d) the Amended and Restated Loan Program Agreement by and between Sunlight and All In Federal Credit Union, dated as of October 15, 2021, as amended, restated, supplemented or otherwise modified from time to time, (e) the Loan Program Agreement by and between Sunlight and Corning Credit Union, dated as of November 11, 2019, as amended, restated, supplemented or otherwise modified from time to time, (f) the Loan Program Agreement by and between Sunlight and Addition Financial Credit Union, dated as of April 15, 2021, as amended, restated, supplemented or otherwise modified from time to time, (g) the Loan Program Agreement by and between Sunlight and Alliant Credit Union, dated as of October 13, 2021, as amended, restated, supplemented or otherwise modified from time to time, (h) the Loan Program Agreement by and between Sunlight and Kitsap Credit Union, dated as of June 16, 2022, as amended, restated, supplemented or otherwise modified from time to time, and (i) such other similar loan program agreements with Qualified Approved Capital Partners as may be communicated to the Holders.

“Approved Capital Partner Underwriting Policy” means, in respect of any Approved Capital Partner, such Approved Capital Partner’s underwriting policy setting forth certain criteria required for such Approved Capital Partner to originate an Originated Customer Loan.

“Board” means the board of directors of the Company.

“Bankruptcy Code” has the meaning ascribed to such term in the recitals.

“Bankruptcy Court” has the meaning ascribed to such term in the recitals.

“Books” are, in respect of any Person, all of such Person’s books and records including ledgers, federal and state tax returns, records regarding its assets or liabilities, business operations or financial condition, and all computer programs or storage or any equipment containing such information.

“Business Day” means any day other than Saturday, Sunday and any other day on which banking institutions in the State of New York are closed for business.

“Bylaws” means the Second Amended and Restated Bylaws of the Company.

“Capital Partner Reserve Accounts” means (a) the CRB Accounts and (b) with respect to any capital partner other than CRB, such other accounts (i) required to be maintained by the applicable loan program agreement and over which such capital partner has a first priority Lien on the amounts on deposit therein, (ii) in which Sunlight exclusively maintains amounts required to be deposited as cash reserves pursuant to the terms and conditions of such loan program agreement and (iii) are held at CRB or otherwise disclosed on the Disclosure Schedules.

“Capital Stock” means any and all shares (including any preferred shares), interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing, whether voting or non-voting.

“Cases” has the meaning ascribed to such term in the recitals.

“Cash Equivalents” are (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than one (1) year from the date of acquisition; (b) commercial paper maturing no more than one (1) year after its creation and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc.; (c) CSB’s certificates of deposit issued maturing no more than one (1) year after issue; and (d) money market funds at least 95.0% of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (c) of this definition.

“Charter” means the Third Amended and Restated Certificate of Incorporation of the Company.

“Closing Date” has the meaning ascribed to such term in Section 3.3.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Common Conversion Shares” means the shares of Common Stock issuable upon conversion of the Preferred Conversion Shares, pursuant to the Charter.

“Common Stock” means shares of the Company’s common stock, par value $0.001 per share.

“Company Purchased Customer Loan” means any customer loan originated by a capital partner and subsequently purchased by the Company or a Subsidiary of the Company in accordance with the terms of the applicable capital partner loan program agreement.

“Confirmation Order” has the meaning ascribed to such term in the recitals.

“Consideration” means the amount of money paid by the Purchaser pursuant to this Agreement.

“Contingent Obligations” means, for any Person, any direct or indirect liability of that Person for (a) any direct or indirect guaranty by such Person of any indebtedness, lease, dividend, letter of credit or other obligation of another, (b) any other obligation endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (c) any obligations for undrawn letters of credit for the account of that Person; and (d) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but “Contingent Obligation” does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Conversion Shares” means the Preferred Conversion Shares and the Common Conversion Shares.

“CRB” means Cross River Bank, a New Jersey Bank.

“CRB Accounts” means, collectively, (i) a reserve account identified on the Disclosure Schedules delivered on the Effective Date as the CRB Reserve Account and (ii) an operating account identified on the Disclosure Schedule delivered on the Effective Date as the CRB Operating Account, in each case with CRB, so long as the Company exclusively maintains in such accounts amounts required to be deposited as cash reserves pursuant to the terms and conditions of the Approved Capital Partner Loan Program Agreement with CRB or installer holdback amounts related to loans originated by CRB.

“Credit Protection Laws” means all federal, state and local laws in respect of the business of extending credit to borrowers, including the Truth in Lending Act (and Regulation Z promulgated thereunder), Equal Credit Opportunity Act, Fair Credit Reporting Act, Fair Debt Collection Practices Act, GLBA, Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, anti-discrimination and fair lending laws, laws relating to servicing procedures or maximum charges and rates of interest, and other similar laws, each to the extent applicable, and all applicable regulations in respect of any of the foregoing.

“Customer” means, with respect to any Home Improvement Project or Solar System, the applicable customer for such property or services provided by an Installer in connection with such Home Improvement Project or Solar System.

“Debtors” has the meaning ascribed to such term in the recitals.

“Default” means any event or circumstance which constitutes an Event of Default or which, with the giving of notice or lapse of time or both would, unless cured or waived, constitute an Event of Default.

“Disclosure Schedules” means the disclosure schedules delivered by the Company to the Purchaser as set forth in Schedule A.

“Division” means, in reference to any Person which is an entity, the division of such Person into two (2) or more separate Persons, with the dividing Person either continuing or terminating its existence as part of such division, including, without limitation, as contemplated under Section 18-217 of the Delaware Limited Liability Company Act for limited liability companies formed under Delaware law, Section 17-220 of the Delaware Revised Uniform Limited Partnership Act for limited partnerships formed under Delaware law, or any analogous action taken pursuant to any other Applicable Law with respect to any corporation, limited liability company, partnership or other entity.

“Dollars” and the symbol “$” each means the lawful money for the time being of the United States of America in same day immediately available funds or, if such funds are not available, the form of money of the United States of America which is customarily used in the settlement of international banking transactions on that day.

“Environmental Laws” means any Applicable Law (including any permits, concessions, grants, franchises, licenses, agreements or governmental restrictions) relating to pollution or the protection of health, safety or the environment or the release of any materials into the environment (including those related to hazardous materials, air emissions, discharges to waste or public systems and health and safety matters).

“ERISA” is the Employee Retirement Income Security Act of 1974, as amended, and its regulations.

“Event of Default” means any of the events specified in Section 8.1.

“Excluded Accounts” means (a) deposit accounts exclusively used for payroll, payroll taxes, and other employee wage and benefit payments to or for the benefit of the Company’s employees and identified on the Disclosure Schedule or to the Requisite Holders by the Company as such, (b) the Capital Partner Reserve Accounts, (c) the Permitted Warehouse Accounts, (d) the SVB Cash Collateral Account, (e) the Permitted Christiana Trust Account, (f) the Permitted Christiana Custody Account, (g) the Permitted Rebate Account, (h) credit card accounts, and (i) other deposit accounts with an average daily balance individually of less than [TEXT REDACTED] and in the aggregate of less than [TEXT REDACTED].

“Excluded Taxes” means any of the following Taxes imposed on or with respect to each Holder or required to be withheld or deducted from a payment to a Holder: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed as a result of such Holder being organized under the laws of, or having its principal office or its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Holder, any U.S. federal withholding Taxes imposed on amounts payable to or for the account of the Purchaser with respect to an applicable interest in a Note pursuant to a law in effect on the date on which (i) such Holder acquires such interest in the Note or (ii) such Holder changes its lending office, except in each case to the extent that, pursuant to Section 3.4, amounts with respect to such Taxes were payable either to such Holder’s assignor immediately before such Holder became a party hereto or to such Holder immediately before it changed its lending office, (c) Taxes attributable to such Holder’s failure to comply with Section 3.4(e), and (d) any U.S. federal withholding Taxes imposed under FATCA.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Funding Fee” means, with respect to the issuance of a Note, an amount equal to 5.0% of the Payment Amount with respect to such Note, which amount shall be payable in kind.

“Funding Request” has the meaning ascribed to such term in Section 3.2.

“GAAP” means generally accepted accounting principles in the United States, as in effect from time to time.

“Governmental Approval” is any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.

“Governmental Authority” is any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

“Guarantee” by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise), or (b) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided, however, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Holders” means the Purchaser and each other holder of Notes that may become a party from time to time hereto pursuant to an assignment in accordance with the terms of Section 10.1 and their respective successors and assigns and “Holder” means any one of them.

“Home Improvement Project” means the repair, remodel, alteration, conversion or modernization of, or the addition to, a residential property, in each case provided by or installed by an Installer for Customers, including but not limited to Solar System installation.

“Indebtedness” means (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations, and (d) Contingent Obligations.

“Indemnitee” has the meaning set forth in Section 10.8.

“Indemnified Liabilities” means, collectively, any and all losses, penalties, claims, actions, judgments, suits, damages, liabilities, obligations, costs and expenses (including the reasonable and documented fees, charges and disbursements of any counsel for any Indemnitee) in any manner relating to or arising out of (i) this Agreement or the Notes or the transactions contemplated hereby or thereby; (ii) any Funding Request delivered by the Company to the Purchaser with respect to the transactions contemplated by this Agreement; (iii) any environmental claim relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of the Company or any of its Subsidiaries; or (iv) any Note or the use of proceeds thereof.

“Indemnified Taxes” means (a) all Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Company under any Note document and (b) to the extent not otherwise described in (a), all Other Taxes.

“Insolvency Proceeding” is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, receivership or other relief.

“Installer” means each company identified by and contracting with Sunlight for the installation of Solar Systems or the undertaking of Home Improvement Projects, or for the management of a network of installers or contractors that install Solar Systems and/or Home Improvement Projects.

“Installer Advance” means any or all Milestone Advances or Prefunded Advances, as the context may require.

“Installer Agreement” means each agreement entered into by and between Sunlight and any Installer for the installation of Solar Systems or the undertaking of Home Improvement Projects.

“Investment” means any beneficial ownership interest in any Person (including stock, partnership, membership, or other ownership interest or other equity securities), and any loan, advance or capital contribution to any Person.

“Investment Agreement” means that certain Investment Agreement, dated December 6, 2023, by and between GDEV Sunlight Investor II, LP, and Sunlight Financial Holdings Inc.

“IRS” means the Internal Revenue Service.

“Key Person” is Sunlight’s chief executive officer.

“Law” means all applicable provisions of statutes, ordinances, decrees, orders in council, rules, regulations, treaties and all applicable determinations, rulings, orders and decrees of Governmental Authorities and arbitrators.

“Lien” means a claim, mortgage, deed of trust, levy, attachment charge, pledge, hypothecation, security interest or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property.

“Loan and Security Agreement” means that certain Amended and Restated Loan and Security Agreement, dated as of December 6, 2023 by and among Cross River Bank, Sunlight, as borrower, and SL Holdings, as guarantor.

“Loan Documents” has the meaning ascribed to such term in the Loan and Security Agreement.

“Loan Program Agreements” means, collectively, (a) that certain Third Amended and Restated Loan Program Agreement, dated as of December 6, 2023 (as previously amended, restated, supplemented, or otherwise modified from time to time), (b) that certain Third Amended and Restated Loan Sale Agreement, dated as of December 6, 2023 (as previously amended, restated, supplemented, or otherwise modified from time to time), (c) that certain Second Amended and Restated Home Improvement Loan Program Agreement, dated as of December 6, 2023 (as previously amended, restated, supplemented, or otherwise modified from time to time), (d) that certain Second Amended and Restated Loan Sale Agreement, dated as of December 6, 2023 (as previously amended, restated, supplemented, or otherwise modified from time to time), (e) that certain Master Services Agreement, dated as of January 13, 2020, and (f) that certain Amended and Restated Administrative Services Agreement, dated as of April 25, 2023 (as previously amended, restated, supplemented, or otherwise modified from time to time), by and between the Sunlight and CRB.

“Management Incentive Plan” means that certain Management Incentive Plan to be entered into in connection with the Cases and is acceptable to CRB in its sole discretion.

“Marketing Advance Program” means any program pursuant to which Sunlight provides to an Installer certain upfront payments solely in respect of such Installer’s marketing efforts with the intent of obtaining an exclusivity commitment, “first look” commitment, and/or specified volume commitment, in each case, in respect of the Originated Customer Loans facilitated by Sunlight under the applicable Installer Agreement.

“Material Adverse Change” is (a) a material adverse change in the business, operations, or condition (financial or otherwise) of the Company; or (b) a material impairment of the prospect of repayment of any portion of the Obligations.

“Material Contract” means (a) each Installer Agreement involving aggregate consideration payable of at least [TEXT REDACTED], (b) each Approved Capital Partner Loan Program Agreement and (c) any other contractual obligations exceeding [TEXT REDACTED] or any contractual obligations as to which such default could reasonably be expected to have a Material Adverse Change.

“Milestone Advances” means, as of any date of determination and for each Originated Customer Loan, each payment made by Sunlight to an Installer in connection with such Originated Customer Loan, following the satisfaction of the “Initial Approval”, “Initial Completion” and/or “Permitting Completion” milestones under the applicable Installer Agreement.

“Note Guarantee” means the Guarantee by a Guarantor of the Company’s obligations under this Agreement and the Notes, executed pursuant to the provisions of this Agreement.

“Notes” means the one or more Convertible Promissory Notes due 2028 issued by the Company to the Purchaser pursuant to Section 2.1, the form of which is attached hereto as Exhibit A.

“Notes Parties” means, collectively, the Company and each Guarantor, and “Notes Party” means any one of them.

“Obligations” means all unpaid principal of, accrued and unpaid interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Notes, all premiums, if any, all accrued and unpaid fees and all expenses, reimbursements, indemnities and all other advances to, debts, liabilities and obligations of the Company or any Guarantor to the Holders or any indemnified party arising under this Agreement or the Notes, whether direct or indirect (including those acquired by assumption), absolute, contingent, due or to become due, now existing or hereafter arising.

“OFAC” is the Office of Foreign Assets Control of the United States Department of the Treasury and any successor thereto.

“Originated Customer Loan” means, in respect of each Customer, a solar or home improvement loan provided to it by the applicable Approved Capital Partner, which shall have been facilitated by Sunlight under the applicable Installer Agreement, and originated by an Approved Capital Partner pursuant to the terms of the applicable Approved Capital Partner Loan Program Agreement, whereby such Approved Capital Partner shall (a) originate such loans to such Customer and (b) remit to Sunlight an amount equal to the Originated Customer Loan Funded Amount to (i) reimburse Sunlight for the aggregate amount of any advances made to the applicable Installer and (ii) pay Sunlight an Origination Fee in respect thereof.

“Originated Customer Loan Amount” means, in respect of each Originated Customer Loan, the original principal amount thereof (including in such principal amount any original issue discount applied to such loan in accordance with such Installer Agreement and the pricing supplement thereto).

“Originated Customer Loan Funded Amount” means, in respect of each Originated Customer Loan, the Originated Customer Loan Amount of such Originated Customer Loan minus the original issue discount applied to such loan in accordance with any applicable Installer Agreement and the pricing supplement thereto.

“Origination Fee” means, in respect of each Originated Customer Loan, an origination fee in an amount equal to the difference between (a) the Originated Customer Loan Funded Amount and (b) amount owed to the applicable Installer in respect of the related Home Improvement Project; provided that the Origination Fee shall in no event be less than zero (0).

“Other Connection Taxes” means, with respect to any Holder, Taxes imposed as a result of a present or former connection between such Holder and the jurisdiction imposing such Tax (other than connections arising from such Holder having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Note document, or sold or assigned an interest in any Note or Note document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Note document (including, for the avoidance of doubt, the purchase of any Note), except any such Taxes that are Other Connection Taxes that are imposed with respect to an assignment or a sale of a participation in all or a portion of any Holder’s rights and/or obligations under this Agreement.

“Payment Amount” has the meaning ascribed to such term in Section 3.2.

“Permitted Christiana Custody Account” means such deposit account identified on the Disclosure Schedules delivered on the Effective Date as the Permitted Christiana Custody Account maintained at Christiana Trust for the purpose of owning consumer loans repurchased from capital partners, so long as the aggregate amount on deposit in such deposit account does not exceed [TEXT REDACTED] at any time.

“Permitted Christiana Trust Account” means such deposit account identified on the Disclosure Schedules delivered on the Effective Date as the Permitted Christiana Trust Account maintained at Christiana Trust for the purpose of owning consumer loans repurchased from capital partners, so long as the aggregate amount on deposit in such deposit account does not exceed [TEXT REDACTED] at any time.

“Permitted Indebtedness” is:

(a)            SL Holdings’ and Sunlight’s Indebtedness under the Loan and Security Agreement and the other Loan Documents;

(b)            Indebtedness existing on the Effective Date which is shown on the Disclosure Schedules;

(c)            unsecured Indebtedness to trade creditors incurred in the ordinary course of business;

(d)            Indebtedness under the Loan Program Agreements;

(e)            Indebtedness of any Permitted Warehouse SPV with respect to any Permitted Warehouse Financing;

(f)             unsecured guarantees by Sunlight with respect to obligations of Permitted Warehouse SPVs or certain “Bad Acts” of Sunlight and its Affiliates (i) so long as such guarantee is (A) satisfactory to the Requisite Holders and (B) consistent with industry norms for such guarantees and (ii) no Default or Event of Default has occurred as of the date that such guarantee is entered into;

(g)            the incurrence of hedging obligations and other derivatives (not for the purpose of speculation) in the ordinary course of business and consistent with prudent business practices;

(h)            Indebtedness of Sunlight in connection with Permitted Repurchases;

(i)             the Notes issued pursuant to this Agreement;

(j)             Indebtedness under the Approved Capital Partner Loan Program Agreements but only to the extent such Indebtedness is incurred subject to terms and on conditions reasonably acceptable to CRB;

(k)            Indebtedness under the Installer Agreements but only to the extent such Indebtedness is incurred subject to terms and on conditions reasonably acceptable to CRB; and

(l)             extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (k) above, provided that the principal amount thereof is not increased (except as a result of capitalized interest) or the terms thereof are not modified to impose substantially more burdensome terms upon Sunlight or its Subsidiary, as the case may be.

“Permitted Investments” are:

(a)            Investments (including, without limitation, Subsidiaries) existing on the Effective Date which are shown on the Disclosure Schedules;

(b)            Investments consisting of cash and Cash Equivalents;

(c)            Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of the Company;

(d)            Investments consisting of deposit accounts or securities accounts;

(e)            Investments accepted in connection with Transfers permitted by Section 7.1;

(f)             Investments made pursuant to the Loan Program Agreements;

(g)            Investments consisting of the creation of a Permitted Warehouse SPV;

(h)            cash and non-cash Investments by Sunlight in Permitted Warehouse SPVs; provided that (i) the sole purpose of each such Investment shall be to permit such Permitted Warehouse SPVs to consummate the applicable purchase of Company Purchased Customer Loans, to substitute Company Purchased Customer Loans, in each case, pursuant to the terms of a Permitted Warehouse Financing; (ii) each such Investment shall not exceed the portion of the purchase price for the applicable Company Purchased Customer Loans that may be funded by Sunlight pursuant to the applicable Purchase Agreement (and not financed pursuant by any proceeds of the applicable Permitted Warehouse Financing); and (iii) no Default or Event of Default has occurred and is continuing or would result from such Investment;

(i)             Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers, directors, partners, managers and members relating to the purchase of equity securities of the Company or its Subsidiaries pursuant to employee equity purchase plans or similar agreements approved by the Board;

(j)             Purchases by Sunlight of Company Purchased Customer Loans in accordance with the terms and conditions of the applicable capital partner loan program agreement or Permitted Repurchases;

(k)            advances made in accordance with the terms and conditions of the applicable Installer Agreement; and

(l)             rebates, advances, or other similar upfront payments to an Installer in accordance with the terms and conditions of the applicable Installer Agreement, including, without limitation, (i) any Marketing Advance Program, (ii) any Prebate Program, (iii) any Prefunded Advance Program, and (iv) any other program that provides for Sunlight to make any such payments to such Installer (A) in respect of such Installer’s then-estimated future volume of Originated Customer Loans, (B) to become the exclusive provider of Originated Customer Loans for such Installer, (C) to obtain a “first look” or specified volume commitment in respect of such Originated Customer Loans, or (D) to the extent Sunlight determines is necessary or advisable in its reasonable business judgment.

“Permitted Liens” are:

(a)            Liens existing on the Effective Date which are shown on the Disclosure Schedules or arising under the Loan and Security Agreement, the other Loan Documents or the Loan Program Agreements;

(b)            Liens for taxes, fees, assessments or other government charges or levies, either (i) not due and payable or (ii) being contested in good faith and for which the Company maintains adequate reserves on the Company’s Books, provided that no notice of any such Lien has been filed or recorded under the Internal Revenue Code, and the Treasury Regulations adopted thereunder;

(c)            Liens of carriers, warehousemen, suppliers, or other Persons that are possessory in nature arising in the ordinary course of business so long as such Liens attach only to inventory and which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

(d)            Liens to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the ordinary course of business (other than Liens imposed by ERISA);

(e)            Liens incurred in the extension, renewal or refinancing of the Indebtedness secured by Liens described in (a) through (d), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase;

(f)             non-exclusive licenses of intellectual property granted to third parties in the ordinary course of business;

(g)            Liens arising from attachments or judgments, orders, or decrees in circumstances not constituting an Event of Default under Sections 8.1(d) and 8.1(h);

(h)           easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(i)             Liens arising from the filing of any precautionary financing statement on operating leases covering the leased property, to the extent such operating leases are permitted under this Agreement or on purchases of Company Purchased Customer Loans permitted pursuant to Sections 7.1(g) or (h);

(j)             Liens on the assets of Permitted Warehouse SPVs securing Indebtedness that is permitted under clause (e) of the definition of “Permitted Indebtedness”;

(k)            Liens on Excluded Accounts; and

(l)             customary Liens of any bank in connection with statutory, common law and contractual rights of setoff and recoupment with respect to any deposit account or securities account of the Company.

“Permitted Rebate Account” means such deposit account identified on the Disclosure Schedules delivered on the Effective Date as the Permitted Rebate Account maintained at Silicon Valley Bank for the purpose of administering rebate program between Sunlight’s installer partners and solar equipment providers, so long as the aggregate amount on deposit in such deposit account does not exceed [TEXT REDACTED] at any time.

“Permitted Repurchases” means repurchases by Sunlight of Company Purchased Customer Loans from Permitted Warehouse SPVs that are (a) in the ordinary course of business and solely as a result of a breach of a representation or warranty by Sunlight made with respect to such Company Purchased Customer Loan being repurchased, which representation or warranty is made and which breach exists at the time of the transfer of such Company Purchased Customer Loan to such Permitted Warehouse SPV (and for clarity, excluding any continuing representations and warranties as to such Company Purchased Customer Loans, including, without limitation, a continuing representation or warranty as to the collectability of such Company Purchased Customer Loan) or (b) otherwise approved by the Requisite Holders in writing.

“Permitted Transferees” means, collectively (a) ED Umbrella Holdings, LLC, (b) GDEV Sunstone Investor II, LLC, (c) GDEV Sunstone Parallel Investor II, LP, (d) GDEV Sunlight Investor II, LP, (e) Sunstone Credit, Inc. and (f) each of their respective Affiliates, limited partners and controlled investment affiliates and designees.

“Permitted Warehouse Accounts” means accounts required by creditors under any Permitted Warehouse Financing so long as such accounts: (a) contain funds solely for the purpose of reserve requirements, collections or operations of the Permitted Warehouse SPV and (b) contain no funds of Sunlight, other than those which represent Investments by Sunlight in such SPVs to the extent permitted by clause (h) of the definition of “Permitted Investments”.

“Permitted Warehouse Financing” means any loan purchase, loan financing, warehouse, or other similar agreement, entered into from time to time by a Permitted Warehouse SPV and which shall not include any financial obligation or Indebtedness of the Company or any other Subsidiary that is not the Permitted Warehouse SPV obligated thereunder other than Permitted Repurchases permitted by clause (j) of the definition of “Permitted Investments” or such Indebtedness permitted by clause (f) of the definition of “Permitted Indebtedness”.

“Permitted Warehouse SPV” means any securitization trust or special purpose vehicle which is a Subsidiary of the Company, hereafter formed solely for the purpose of purchasing Company Purchased Customer Loans in connection with a Permitted Warehouse Financing; provided that under no circumstance shall Sunlight be deemed to be a Permitted Warehouse SPV under this definition.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Prebate Program” means any program pursuant to which Sunlight provides to an Installer an upfront rebate (i.e., a prebate) in respect of, and in advance of, such Installer’s then-estimated future volume of Originated Customer Loans solely in order to obtain from such Installer an exclusivity commitment, “first look” commitment, and/or specified volume commitment, in each case, in respect of the Originated Customer Loans facilitated by Sunlight under the applicable Installer Agreement.

“Purchaser” has the meaning set forth in the introductory paragraph hereto.

“Preferred Conversion Shares” means the Series A-2 Preferred Stock, par value $0.001 per share, issuable upon conversion of the Notes, pursuant to the terms of each Note; provided, however, if the Holder of a Note is a Permitted Transferee, “Preferred Conversion Shares” means Series A-1 Preferred Stock, par value $0.001 per share, issuable upon conversion of the Notes.

“Prefunded Advance Program” means any program pursuant to which Sunlight provides to an Installer a Prefunded Advance.

“Prefunded Advances” means, as of any date of determination and for each Originated Customer Loan, each payment made by Sunlight to an Installer in connection with such Originated Customer Loan in an amount not to exceed the applicable Adjusted Funding Payment Amount, following the satisfaction of the “Substantial Completion”, “Final Completion”, “PTO Completion” milestones or funding requirements under such Installer’s Installer Agreement immediately prior to the origination of the Originated Customer Loan.

“Qualified Approved Capital Provider” means any financial institution that (a) has assets on its balance sheet of [TEXT REDACTED] or more at the time of entering into an Approved Capital Partner Loan Program Agreement with Sunlight and (b) is a member of the Federal Deposit Insurance Corporation, National Credit Union Administration or National Association of Insurance Commissioners.

“Requisite Holders” means the one or more Holders holding a majority of the aggregate principal amount of outstanding Notes, which must include the Purchaser so long as the Purchase holds any Notes.

“Responsible Officer” means any of the Chief Executive Officer, Chief Financial Officer, General Counsel, Financial Operations Director and FP&A Director of the Company.

“Sanctioned Person” means a Person that: (a) is listed on any Sanctions list maintained by OFAC or any similar Sanctions list maintained by any other Governmental Authority having jurisdiction over the Company; (b) is located, organized, or resident in any country, territory, or region that is the subject or target of Sanctions; or (c) is fifty percent (50.0%) or more owned or controlled by one (1) or more Persons described in clauses (a) and (b) hereof.

“Sanctions” means the economic sanctions laws, regulations, embargoes or restrictive measures administered, enacted or enforced by the United States government and any of its agencies, including, without limitation, OFAC and the U.S. State Department, or any other Governmental Authority having jurisdiction over the Company.

“Securities” means the Notes, the Preferred Conversion Shares and Common Conversion Shares.

“Securities Act” means the Securities Act of 1933, as amended.

“Solar Systems” means the residential solar energy power systems and energy efficient systems, renewable energy storage systems, solar plus storage systems, Tesla solar roof and products reasonably related thereto provided to Customers by Installers.

“Stockholders’ Agreement” means that certain Stockholders’ Agreement, dated as of December 6, 2023, by and among the Company and the stockholders of the Company party thereto.

“Subsidiaries” means, with respect to any Person, any other Person of which an aggregate of more than 50% of the outstanding Capital Stock having ordinary voting power to elect a majority of the board of directors (or other applicable governing body) of such other Person is at the time, directly or indirectly, owned legally or beneficially by such Person or one or more Subsidiaries of such Person, or a combination thereof, or with respect to which any such Person has the right to vote or designate the vote of more than 50% of such Capital Stock whether by proxy, agreement, operation of Law or otherwise. Unless the context otherwise requires, each reference to a Subsidiary shall mean a Subsidiary of the Company.

“SVB Cash Collateral Account” means a deposit account identified on the Disclosure Schedules delivered on the Effective Date as the SVB Cash Collateral Account held with Silicon Valley Bank into which Sunlight shall have deposited an aggregate amount not to exceed [TEXT REDACTED] to secure Sunlight’s obligations arising under the letter of credit referenced in that certain Bank Services Cash Pledge Agreement, executed on April 26, 2023.

“Tax” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

2.             The Notes.

2.1            Issuance of Notes. In return for the Consideration paid by the Purchaser in accordance with Section 3 below, the Company shall, at any time and from time to time after the Effective Date until the one (1) year anniversary of the Effective Date, sell and issue to the Purchaser one or more Notes. Each Note shall have an aggregate principal amount equal to the sum of (a) the Payment Amount (as defined below) paid by the Purchaser in respect of any Note in accordance with Section 3.2, plus (b) the Funding Fee, which fee shall be deemed capitalized and part of the original principal amount of such Note. Each Note shall be convertible into Preferred Conversion Shares pursuant to the terms thereof.

3.             Closing Mechanics.

3.1            Closing. The closing (each, a “Closing”) of the purchase of any Notes in return for the Consideration paid by the Purchaser shall take place remotely after all of the conditions to such Closing set forth in Section 3.3 below have been satisfied (or waived by the party entitled to waive the same), or at such other time and place as the Company and the Purchaser mutually agree upon in writing. At each Closing, the Purchaser shall deliver the Consideration to the Company in accordance with Section 3.2 hereof and the Company shall deliver to the Purchaser an executed Note in return for the Consideration provided to the Company.

3.2            Payment of the Consideration.

(a)            [Reserved].

(b)            Until the one (1) year anniversary of the Effective Date, the Company may provide one or more written requests (each, a “Funding Request”) to the Purchaser to pay all or a portion of [TEXT REDACTED] (each such payment, a “Payment Amount”). Subject to (i) the satisfaction (or waiver) of the conditions set forth under Section 3.3 below and (ii) in the case of any Funding Request submitted prior to January 1, 2024, the prior written consent of the Purchaser with respect to such Funding Request, not to be unreasonably withheld, conditioned or delayed, within five (5) Business Days (or such shorter period as agreed by the Purchaser) of receipt of a Funding Request, the Purchaser shall pay the Payment Amount requested in such Funding Request by wire transfer to the Company in exchange for the issuance of a Note with an aggregate principal amount equal to the sum of (a) the Payment Amount plus (b) the Funding Fee for such Payment Amount, which fee shall be deemed capitalized and part of the original principal amount of such Note.

3.3            Conditions to the Purchaser’s Obligations at a Closing. The obligations of the Purchaser to the Company under this Agreement at each Closing are subject to the fulfillment, on or before such Closing, of each of the following conditions, unless otherwise waived:

(a)            In the case of the first Closing:

(i)             the entry of the Confirmation Order, upon terms satisfactory to the Purchaser;

(ii)            the consummation of all other transactions contemplated by the Plan to occur substantially concurrently with Effective Date, including all transactions contemplated by the Investment Agreement and the Loan Documents;

(iii)           this Agreement duly executed by the Purchaser and the Company; and

(iv)           one or more executed Notes in return for the respective Consideration provided to the Company by the Purchaser;

(b)            In the case of any Closing, the Purchaser shall have received a Funding Request from the Company with respect to such Closing;

(c)            On or prior to the date of such Closing (each, a “Closing Date”), the Purchaser shall have received from the Company the following, each dated as of a date satisfactory to the Purchaser and in form and substance entirely satisfactory to the Purchaser:

(i)             a certificate of the Chief Financial Officer of the Company, dated as of such Closing Date, certifying that the Company and its Subsidiaries (on a consolidated basis) are Solvent;

(ii)            a certificate of a Responsible Officer of each Notes Party, dated as of such Closing Date, certifying as to the articles or certificate of incorporation, bylaws and resolutions attached thereto, the incumbency of officers signatory thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and this Agreement;

(iii)           an officer’s certificate of a Responsible Officer of the Company, dated as of such Closing Date, certifying that the conditions specified in Sections 3.3(d) and (e) have been fulfilled;

(iv)           a certificate of good standing or existence of each Notes Party dated as of a recent date from the Secretary of State (or equivalent body) of its respective jurisdiction of incorporation; and

(v)            one or more executed Notes in return for the respective Consideration provided to the Company by the Purchaser;

(d)            the representations and warranties of the Company and the Guarantors in this Agreement shall (i) with respect to representations and warranties that contain a materiality qualification, be true and correct when made and at the time of and immediately after giving effect to such Closing, and (ii) with respect to representations and warranties that do not contain a materiality qualification, be true and correct in all material respects when made and at the time of and immediately after giving effect to such Closing;

(e)            before and after giving effect to the issue and sale of the Notes, no Default or Event of Default shall have occurred and be continuing;

(f)             on such Closing Date, each purchase of Notes shall (i) be permitted by the laws and regulations of each jurisdiction to which the Purchaser is subject and (ii) not violate any applicable law or regulation (including Regulation T, U or X of the Board of Governors of the Federal Reserve System). If requested by the Purchaser in writing at least one (1) Business Day prior to such Closing, the Purchaser shall receive, on such Closing Date, an officer’s certificate of a Responsible Officer of the Company certifying as to such matters of fact as the Purchaser may reasonably specify to enable the Purchaser to determine whether such purchase is so permitted;

(g)            all approvals, authorizations, consents or orders of and filings, registrations and qualification with, any Governmental Authority required in connection with the execution, delivery and performance of this Agreement by the Notes Parties and the consummation of the transactions contemplated herein or thereunder shall have been obtained; and

(h)            subject to Section 10.7, the Company shall have paid on or before such Closing the reasonable fees, charges and disbursements of Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel for the Purchaser.

3.4            Tax Matters.

(a)            The parties hereto intend that the Notes shall be treated as debt for U.S. federal and applicable state, local and foreign income tax purposes and will report consistently with such intended treatment for all applicable tax purposes, except as otherwise required by Law.

(b)            Each Holder shall provide the Company with a properly completed IRS Form W-9 on or prior to the applicable Closing Date (or, in the case of a Holder other than the Purchaser, as soon as reasonably practicable after becoming party hereto) and shall update or replace such IRS Form W-9 as and to the extent required by Law or upon reasonable request by the Company. Each Holder acknowledges that any interest payable hereunder may be subject to withholding taxes if such Holder fails to comply with its obligations under this Section 3.4(b).

(c)            Any and all payments by or on account of any obligation of the Company hereunder or under any other Note document shall be made without deduction or withholding for any Taxes, except as required by applicable Law. If any applicable Law (as determined in the good faith discretion of the Company) requires the deduction or withholding of any Tax from or in respect of any such payment, then the Company shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Law and, if such Tax is an Indemnified Tax, the sum payable by the Company shall be increased as necessary so that after all such deductions or withholdings for Indemnified Taxes have been made (including such deductions and withholdings for Indemnified Taxes applicable to additional sums payable under this Section 3.4) each Holder receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(d)            The Company shall timely pay to the relevant Governmental Authority in accordance with applicable Law any Other Taxes.

(e)            The Company shall indemnify each Holder, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.4) payable or paid by each Holder or required to be withheld or deducted from a payment to each Holder and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Company by a Holder shall be conclusive absent manifest error.

(f)             As soon as practicable after any payment of Taxes by the Company to a Governmental Authority pursuant to this Section, the Company shall deliver to the Company the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Purchaser.

4.             Representations and Warranties of the Company and the Guarantors. In connection with the transactions provided for herein and subject in each case to the Confirmation Order, each of the Company and the Guarantors hereby represents and warrants to the Purchaser that, on the date hereof and as of the date of each Closing, except as set forth on the Disclosure Schedule provided to the Purchaser, which exceptions shall be deemed to be part of the representations and warranties made hereunder:

4.1            Organization, Good Standing and Qualification. Each of the Company and its Subsidiaries is duly existing and in good standing under the laws of the jurisdiction in which it was incorporated or organized and is qualified and licensed to do business and is in good standing in any jurisdiction in which the conduct of its business or ownership of property requires that it be qualified, except where the failure to do so could not reasonably be expected to have a material adverse effect on the Company’s business or operations.

4.2            Authorization. All corporate action has been taken on the part of each of the Company and the Guarantors, their respective officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the Notes. Except as may be limited by applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors’ rights, each of the Company and the Guarantors has taken all action required to make all of the obligations of the Company and the Guarantors reflected in the provisions of this Agreement and the Notes, the valid and enforceable obligations they purport to be. The issuance of the Notes, or their subsequent conversion into Preferred Conversion Shares, will not be subject to the preemptive rights of any stockholder of the Company.

4.3            Compliance with Other Instruments. The execution, delivery and performance by each of the Company and the Guarantors do not (a) conflict with any of the Company’s or the Guarantors’ organizational documents, (b) contravene, conflict with, constitute a default under or violate any material Applicable Law, (c) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which the Company or any of its Subsidiaries or any of their property or assets may be bound or affected, (d) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except such Governmental Approvals which have already been obtained and are in full force and effect), or (e) conflict with, contravene, constitute a default or breach under, or result in or permit the termination or acceleration of, any material agreement by which the Company or any of its Subsidiaries is bound.

4.4            Authorization and Issuance of Conversion Shares. The (a) Preferred Conversion Shares to be issued, sold and delivered upon conversion of the Notes, and (b) Common Conversion Shares to be issued, sold and delivered upon conversion of the Preferred Conversion Shares will, in each case, be, when so issued, duly and validly issued, and upon conversion in accordance with the terms of the Notes and the Charter, as applicable, will be fully paid and nonassessable and, based in part upon the representations and warranties of the Purchaser in this Agreement, will be issued in compliance with all applicable federal and state securities laws.

4.5            No Default. Other than to the extent in existence before the Cases or as a result of the Cases, no Default or Event of Default has occurred and is continuing, nor shall either result from the making of a Funding Request. Other than to the extent in existence before the Cases or as a result of the Cases, neither the Company nor any of its Subsidiaries are in default under any Material Contract to the extent such default would be reasonably expected to have a Material Adverse Change.

4.6            Installer Advances.

(a)            All statements made by the Company and all information provided by the Company, and to the best of the Company’s knowledge, all statements made by the relevant Installer and all information provided by the relevant Installer, appearing in all documents evidencing the Installer Advances are and shall be true and correct in all material respects, and all such documents and all of the Company’s Books are genuine and are what they purport to be. To the best of the Company’s knowledge, all signatures and endorsements on all documents, instruments, and agreements relating to all Installer Advances are genuine, and all Installer Agreements are legally enforceable in accordance with their terms except to the extent that enforceability may be limited by bankruptcy or insolvency laws and general principles of equity. There are no defenses, offsets, counterclaims or agreements for which an Installer may claim any deduction or discount.

(b)            All transactions underlying or giving rise to each Installer Advance (i) shall comply in all material respects with the applicable Installer Agreement (including in all material respects all applicable requirements set forth in any applicable Installer Agreement relating to “Approved Engineering Standards,” “Approved Solar System Equipment,” “Additional Qualification Criteria,” “Borrower Qualification Criteria,” “Installer Qualification Guidelines,” “Pricing Supplement,” “Program Specifications,” and “Solar System Qualification Criteria”) and in all material respects with all Applicable Law and (ii) shall not require material consent or approval of, or notice to, any Person (except such consents or approvals that have already been obtained or that will be maintained prior to the creation of such Installer Advance) and are in full force and effect, or such notices that have already been delivered.

4.7            Approved Capital Partners; Originated Customer Loans.

(a)            All statements made by the Company and all information provided by the Company, and to the best of the Company’s knowledge, all statements made by the relevant Customer and all information provided by the relevant Customer, appearing in all documents evidencing the Originated Customer Loans (except with respect to Originated Customer Loans representing an immaterial portion of the total Originated Customer Loans) are and shall be true and correct in all material respects, and all such documents and, to the best of the Company’s knowledge, all of Installer’s Books are genuine and what they purport to be, in each case, in respect of such Originated Customer Loans. To the best of the Company’s knowledge, all signatures and endorsements on all documents, instruments, and agreements relating to all Originated Customer Loans (except with respect to Originated Customer Loans representing an immaterial portion of the total Originated Customer Loans) are genuine, and all such documents, instruments and agreements are legally enforceable in accordance with their terms except to the extent that enforceability may be limited by bankruptcy or insolvency laws and general principles of equity. There are no defenses, offsets, counterclaims or agreements for which a Customer may claim any deduction or discount with respect to any Originated Customer Loan (except with respect to Originated Customer Loans representing an immaterial portion of the total Originated Customer Loans).

(b)            All transactions underlying or giving rise to each Originated Customer Loan (including the facilitation and arrangement thereof by the Company, the origination thereof by the applicable Approved Capital Partner, and the holding and administration thereof), except with respect to Originated Customer Loans representing an immaterial portion of the total Originated Customer Loans (i) shall comply in all material respects with the applicable Installer Agreement and Approved Capital Partner Loan Program Agreement and in all material respects with all Applicable Law, including any applicable usury laws and Credit Protection Laws and (ii) shall not require consent or approval of, or notice to, any Person (except such consents or approvals that have already been obtained and are in full force and effect, or such notices that have already been delivered).

(c)            The Company has no knowledge of any actual or imminent Insolvency Proceeding of any Approved Capital Partner.

(d)            Each Originated Customer Loan (except with respect to Originated Customer Loans representing an immaterial portion of the total Originated Customer Loans) and all related Installer Agreements and Approved Capital Partner Loan Program Agreements shall have been duly authorized, are in full force and effect and shall represent a legal, or valid and binding payment obligation of the parties thereto enforceable in accordance with their respective terms, except to the extent that enforceability may be limited by bankruptcy or insolvency laws and general principles of equity.

(e)            (i) Each Installer Advance made by Sunlight constitutes an advance by Sunlight of an amount less than or equal to Originated Customer Loan Funded Amount by an Approved Capital Partner and no Approved Capital Partner shall be obligated to originate an Originated Customer Loan prior to the satisfaction of the “Substantial Completion”, “Final Completion,” “PTO Completion” and the Approved Capital Partner Funding Conditions in respect of the Home Improvement Project financed pursuant to such Originated Customer Loans and in accordance with the applicable Installer Agreement and (ii) the aggregate amount funded (or deemed funded, to the extent of any set-offs or netting) by each Approved Capital Partner for each applicable Originated Customer Loan shall be the Originated Customer Loan Amount for such Originated Customer Loan.

(f)             To the Company’s knowledge, the property and services giving rise to each Originated Customer Loan has been delivered or rendered to the applicable Customer with respect thereto or to such Customer’s agent.

(g)             Each Originated Customer Loan represents a bona fide transaction created by the lending of money by the Approved Capital Partner to the applicable Customer thereunder that has been facilitated by the Company in the ordinary course of the business in each case pursuant to the applicable Approved Capital Partner Loan Program Agreement and the documents contemplated thereby, including the loan agreement entered into between the Approved Capital Partner and the Customer. The Company arranges for the origination of Originated Customer Loans in compliance in all material respects with the applicable Approved Capital Partner Underwriting Policy issued by its respective Approved Capital Partner and in accordance in all material respects with the Approved Capital Partner Funding Conditions.

(h)             Each Approved Capital Partner Loan Program Agreement establishes committed obligations on the part of each applicable Approved Capital Partner to originate Originated Customer Loans meeting the conditions and criteria of the Approved Capital Partner Underwriting Policies upon the satisfaction of the “Substantial Completion”, “Final Completion”, “PTO Completion” and the Approved Capital Partner Funding Conditions in respect of the Home Improvement Project financed pursuant to such Originated Customer Loan, and no other condition or document shall be required to be satisfied or delivered in order for Approved Capital Partner to originate such Originated Customer Loan.

4.8            No Litigation and Other Proceedings. Other than as a result of, or related to, the Cases, and other than as set forth in Schedule 12(b) of the Disclosure Schedules, there are no actions, investigations or proceedings pending or, to the knowledge of any Responsible Officer, threatened in writing by or against the Company or any of its Subsidiaries involving more than, individually, [TEXT REDACTED], or in the aggregate, [TEXT REDACTED].

4.9            Financial Statements of the Company. All consolidated financial statements for the Company and any of its Subsidiaries delivered to the Purchaser fairly present in all material respects the Company’s consolidated and consolidating financial condition and the Company’s consolidated and consolidating results of operations for the periods covered thereby, subject, in the case of unaudited financial statements, to normal year-end adjustments and the absence of footnote disclosures

4.10          Solvency. On a consolidated and consolidating basis, the fair salable value of the Company’s assets (including goodwill minus disposition costs) exceeds the fair value of the Company’s liabilities; the Company is not left with unreasonably small capital after the transactions in this Agreement; and the Company and each of its Subsidiaries are able to pay their debts (including trade debts) as they mature.

4.11          Regulatory Compliance. The Company is not an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended. The Company is not engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors). The Company and each of its Subsidiaries (a) have complied in all material respects with all Applicable Law, and (b) have not violated any Applicable Law the violation of which would reasonably be expected to have a material adverse effect on the Company’s business or operations. The Company and each of its Subsidiaries have duly complied with, and their respective facilities, business, assets, property, leaseholds, real property and equipment are in compliance with, Environmental Laws, except where the failure to do so would not reasonably be expected to have a material adverse effect on the Company’s business or operations; there have been no outstanding citations, notices or orders of non-compliance issued to the Company or any of its Subsidiaries or relating to their respective facilities, businesses, assets, property, leaseholds, real property or equipment under such Environmental Laws. The Company and each of its Subsidiaries have obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all Governmental Authorities that are necessary to continue their respective businesses as currently conducted, except where the failure to obtain or make or file the same would not reasonably be expected to have a material adverse effect on the Company’s business or operations.

4.12          Subsidiaries; Investments. The Company does not own any stock, partnership, or other ownership interest or other equity securities except for Permitted Investments.

4.13          Tax Returns and Payments; Pension Contributions.

(a)            The Company and each of its Subsidiaries have timely filed, or submitted extensions for, all required Tax returns and reports, and the Company and each of its Subsidiaries have timely paid all foreign, federal, state and local Taxes, assessments and deposits owed by the Company and each of its Subsidiaries except (i) to the extent such Taxes are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor, (ii) to the extent that the failure to file such tax returns and reports or pay such Taxes could not reasonably be expected to have a material adverse effect on the Company’s business or operations or (iii) as set forth on Schedule 18(a) to the Disclosure Schedules. The Company is unaware of any claims or adjustments proposed for any of the Company’s or any of its Subsidiary’s prior tax years which could reasonably be expected to have a material adverse effect on the Company’s business or operations.

(b)            The Company and each of its Subsidiaries have paid all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms, and neither the Company nor any of its Subsidiaries has withdrawn from participation in, and has not permitted partial or complete termination of, or permitted the occurrence of any other event with respect to, any such plan which could reasonably be expected to result in any liability of the Company or any of its Subsidiaries, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other Governmental Authority.

4.14          Full Disclosure. No written representation, warranty or other statement of the Company or any of its Subsidiaries in any report, certificate or written statement given to the Purchaser, as of the date such representation, warranty, or other statement was made, taken together with all such reports, certificates and written statements given to the Purchaser, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the reports, certificates or written statements not misleading in light of the circumstances under which they were made (it being recognized by the Purchaser that the projections and forecasts provided by the Company or any of its Subsidiaries in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).

4.15          Sanctions. Neither the Company nor any of its Subsidiaries is: (a) in violation of any Sanctions; or (b) a Sanctioned Person. Neither the Company nor any of its Subsidiaries, directors, officers, employees, agents or Affiliates: (i) conducts any business or engages in any transaction or dealing with any Sanctioned Person, including making or receiving any contribution of funds, goods or services to or for the benefit of any Sanctioned Person; (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to any Sanctions; (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Sanctions; or (iv) otherwise engages in any transaction that could reasonably be expected to cause the Purchaser to violate any Sanctions.

4.16          Rights of Registration and Voting Rights. Except as set forth in the Stockholders’ Agreement, the Company is not under any obligation to register under the Securities Act, as amended, any of its currently outstanding securities or any securities issuable upon exercise or conversion of its currently outstanding securities. To the Company’s knowledge, no stockholder of the Company has entered into any agreements with respect to the voting of capital shares of the Company other than as set forth in the Stockholders’ Agreement.

4.17          Capitalization.

(a)            The authorized capital of the Company consists, or will consist immediately prior to the first Closing under this Agreement, of 5,000,000 shares of Common Stock, of which 1,000 shares shall be issued and outstanding, 875,000 shares of Series A-1 Preferred Stock, of which 875,000 shares shall be issued and outstanding, and 2,750,000 shares of Series A-2 Preferred Stock, of which 125,000 shares shall be issued and outstanding and 2,625,000 shares of Series A-2 Preferred Stock shall be reserved for issuance upon the exercise of the Notes.

(b)           All shares of Common Stock and Preferred Stock have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable securities laws, and the rights privileges and preferences of such securities were issued in compliance with all applicable securities laws.

(c)            None of the Company’s stock purchase agreements or stock option documents contains a provision for acceleration of vesting (or lapse of a repurchase right) or other changes in the vesting provisions or other terms of such agreement or understanding upon the occurrence of any event or combination of events, including without limitation in the case where the Company’s Stock Plan is not assumed in an acquisition. The Company has no obligation (contingent or otherwise) to purchase or redeem any of its shares.

5.             Representations and Warranties of the Purchaser. In connection with the transactions provided for herein, the Purchaser hereby represents and warrants to the Company and the Guarantors that:

5.1            Authorization. The Purchaser has full power and authority to enter into this Agreement. The execution, delivery and performance by the Purchaser of this Agreement has been duly authorized by all necessary action on the part of the Purchaser. This Agreement constitutes the Purchaser’s valid and legally binding obligation, enforceable in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors’ rights and (ii) laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

5.2            Securities Law Compliance. The Purchaser (a) is an “accredited investor”, as that term is defined in Regulation D under the Securities Act and (b) is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge, skill, sophistication and experience in business and financial matters that it is capable of evaluating the merits and risks of the purchase and sale of the Securities and the suitability thereof for the Purchaser. The Securities to be acquired by the Purchaser pursuant to this Agreement are being or will be acquired for its own account and with no intention of distributing or reselling such securities (within the meaning of the Securities Act) or any part thereof in any transaction that would be in violation of the securities laws of the United States of America, or any state, without prejudice, however, to its right at all times to sell or otherwise dispose of all or any part of the Securities under an effective registration statement under the Securities Act, or under an exemption from such registration available under the Securities Act, and subject, nevertheless, to the disposition of its property being at all times within its control. Purchaser acknowledges that it has received all the information it considers necessary or appropriate for deciding whether to acquire the Securities. Purchaser further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities. If the Purchaser should in the future decide to dispose of any of the Securities, the Purchaser understands and agrees that it may do so only in compliance with the Securities Act and applicable state securities laws, as then in effect. The Purchaser agrees to the entry of a book entry legend to such effect in respect of its Securities on any ledger or other register maintained by the Company.

5.3            Restricted Securities. Purchaser acknowledges that the Securities are “restricted securities” and have not been registered under the Securities Act, and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, and that the Company is not required to register any of the Notes under the Securities Act. In this connection, Purchaser represents that it is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed by the Securities Act.

5.4            Further Limitations on Disposition. Without in any way limiting the representations and warranties set forth above, the Purchaser further agrees not to make any disposition of all or any portion of the Notes unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 5 and Section 10.1 and:

(a)            There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(b)            (i) the Purchaser has notified the Company of the proposed disposition and has furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition and (ii) if reasonably requested by the Company, the Purchaser shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 or in any transaction in which the Purchaser transfers Securities to one or more affiliates of the Purchaser.

5.5            Legends. It is understood that the Securities shall bear the following legend:

“This security has been acquired for investment and without a view to distribution and has not been registered under the Securities Act of 1933, as amended (the “Act”), or under state securities laws. No offer, transfer, sale, assignment, pledge, hypothecation or other disposition of this security or any interest or participation therein may be made except (a) pursuant to an effective registration statement under the Act or (b) pursuant to an exemption from registration under the Act and applicable state securities laws.”

6.             Affirmative Covenants. The Company shall do, and shall cause its Subsidiaries to do, all of the following:

6.1            Financial Statements, Reports, Certificates Legends. Provide to each Holder the following information:

(a)            the annual audited financial statements and quarterly unaudited financial statements required to be delivered to the bank under the Loan and Security Agreement (whether or not the Loan and Security Agreement remains in effect), on or prior to the date any such financial statements are required to be delivered to the bank under the Loan and Security Agreement; and

(b)            all notices and information (other than notices delivered for immaterial administrative purposes) furnished to CRB under the Loan and Security Agreement on or prior to the date any such notices and information are required to be delivered to CRB under such agreement.

6.2             Originated Customer Loans.

(a)            Maintain commercially reasonable credit underwriting and operating standards, including with respect to each Originated Customer Loan, the completion of a commercially reasonable underwriting process of the applicable Installer and the applicable Customer (respectively) and the determination that the credit history of such Installer and Customer is and will be satisfactory.

(b)            (i) Maintain, and use commercially reasonable efforts to cause Installers to maintain, a complete, accurate and up-to-date record of all documentation executed and delivered in connection with each Originated Customer Loan; (ii) subject to Section 6.4, provide to the Requisite Holders the right to access and review at all times, on reasonable notice, any and all such documentation held by the Company together with any other data and other information related thereto as may be inputted to or stored within the Company’s Books, computers and/or computer records including diskettes, databases, tapes, platforms, applications and other computer software and computer systems; and (iii) subject to Section 6.4, promptly upon the Company’s reasonable request, furnish the Purchaser with copies of any of the foregoing (other than Originated Customer Loans or related loan documentation).

(c)            Promptly notify the Company of all material disputes or claims relating to any Originated Customer Loan other than routine disputes or claims received in the ordinary course of business that would not reasonably be expected to have a material adverse effect on a material number of the Originated Customer Loans. For the avoidance of doubt, any (A) cancellation or (B) change of orders, in either case, which (I) relates to Home Improvement Projects and (II) occurs in the ordinary course of business.

(d)            The Company shall, and shall use commercially reasonable efforts to cause each Approved Capital Partner and each Installer to, deliver and transmit all amounts to be paid or paid to Sunlight in connection with any Originated Customer Loan (including the Originated Customer Loan Funded Amount) into a deposit account maintained with the Company.

6.3            Taxes; Pensions.

(a)            Timely file, and require each of its Subsidiaries to timely file (in each case, unless subject to a valid extension), all required Tax returns and reports and timely pay, and require each of its Subsidiaries to timely pay, discharge or otherwise satisfy all foreign, federal, state and local Taxes, assessments and deposits owed by the Company and each of its Subsidiaries, except (i) to the extent such Taxes are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor, or (ii) to the extent that the failure file such tax returns and reports or pay such Taxes could not reasonably be expected to have a material adverse effect on the Company’s business or operations.

(b)             Timely pay, and require each of its Subsidiaries to pay, all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms.

6.4             Books and Records.

(a)             At reasonable times, on five (5) Business Days’ notice (provided no notice is required if an Event of Default has occurred and is continuing), the Requisite Holders, or their agents, shall have the right to audit and copy the Company’s Books. Such audits shall be conducted no more often than once every twelve (12) months, unless an Event of Default has occurred and is continuing in which case such inspections and audits shall occur as often as the Company shall determine is necessary. The foregoing audits shall be conducted at the Company’s expense and the charge therefor shall be [TEXT REDACTED] per person per day plus reasonable and documented out-of-pocket expenses to the extent that such expenses and charges shall not exceed [TEXT REDACTED] per annum in the aggregate. In the event the Company and the Requisite Holders schedule an audit more than eight (8) days in advance, and the Company cancels or seeks to or reschedules the audit with less than eight (8) days written notice to the Requisite Holders, then (without limiting the Requisite Holders’ rights or remedies) the Company shall pay the Requisite Holders a fee of [TEXT REDACTED] plus any out-of-pocket expenses incurred by the Requisite Holders to compensate the Requisite Holders for the anticipated costs and expenses of the cancellation or rescheduling. Any inspections and audits conducted pursuant to this Section 6.4(a) shall also satisfy (and shall not be in addition to) any access rights provided pursuant to the Loan Program Agreement.

(b)             (i) Keep proper books of records and account, at the location set forth in Schedule 2(b) to the Disclosure Schedules (or such other location approved in writing by the Requisite Holders in their sole discretion), in which full, true and correct entries in conformity with GAAP and all Applicable Law in all material respects shall be made of all dealings and transactions in relation to its business and activities, (ii) set up and maintain on its books such reserves as may be required by GAAP with respect to doubtful Originated Customer Loans and all Taxes, assessments, charges, levies and claims and with respect to its business and (iii) maintain a revenue recognition method in accordance with GAAP.

(c)             The Company shall maintain at all times (other than for ordinary maintenance, updates and upgrades) the “Arix” software platform for the facilitation as well as the origination of Originated Customer Loans (the “Platform”). The Platform will check each applicant’s eligibility for membership with each applicable Approved Capital Partner (if such Approved Capital Partner is a credit union) in accordance with the Approved Capital Partner Loan Program Agreement. The Platform will perform the credit application processing, credit history review, and initial credit decisioning, as well as the generation of the complete loan documentation and the credit union membership application, in conformance with the Approved Capital Partner Underwriting Policies. In the event an application for a Customer is processed, the Platform will generate the application and the loan documents therefor and provide them to the applicable Approved Capital Partner through a secure site.

6.5             Insurance. Keep its business insured for risks and in amounts as customarily are insured against by other Persons engaged in the same or similar businesses as the Company and as the Requisite Holders may reasonably request. Insurance policies shall be in a form, with financially sound and reputable insurance companies that are not Affiliates of the Company, and in amounts that are satisfactory to the Requisite Holders.

6.6             Formation or Acquisition of Subsidiaries Legends. Notwithstanding and without limiting the negative covenants contained in Sections 7.3 and 7.6 hereof, at the time that the Company forms any Subsidiary or acquires any Subsidiary after the Effective Date (including, without limitation, pursuant to a Division), the Company shall (a) cause such new Subsidiary to provide to the Holders a guaranty to become a guarantor hereunder (as determined by the Requisite Holders in their sole discretion), together with documentation, all in form and substance satisfactory to the Requisite Holders and (b) provide to the Holders all other documentation in form and substance satisfactory to the Requisite Holders, including one or more opinions of counsel satisfactory to the Requisite Holders, which in their opinion is appropriate with respect to the execution and delivery of the applicable documentation referred to above; provided, however clauses (a) and (b) under this Section 6.6 hereof shall not be applicable to any Permitted Warehouse SPV.

6.7            Sanctions. (i) Not, and not permit any of its Subsidiaries to, engage in any of the activities described in Section 4.15 in the future; (ii) not, and not permit any of its Subsidiaries to, become a Sanctioned Person; (iii) ensure that the proceeds of the Obligations are not used to violate any Sanctions; and (iv) deliver to the Holders any certification or other evidence requested from time to time by the Requisite Holders in their sole discretion, confirming each such Person’s compliance with this Section 6.7. In addition, have implemented, and will consistently apply while this Agreement is in effect, procedures to ensure that the representations and warranties in Section 4.15 remain true and correct while this Agreement is in effect.

6.8            Restricted Cash Repayment. On the earlier to occur of (a) the date on which the transactions contemplated by this Agreement are consummated and (b) January 31, 2024, Sunlight shall repay in full the Restricted Cash (as defined in the Additional Advance Letter Agreement) in accordance with the terms and conditions set forth in the Additional Advance Letter Agreement.

7.             Negative Covenants. The Company (and in the case of Section 7.13, each of SL Holdings, SL Financial Investor I LLC and SL Financial II LLC) shall not, and shall cause Sunlight and its Subsidiaries not to, do any of the following without the Requisite Holders’ prior written consent:

7.1            Dispositions. Convey, sell, lease, transfer, assign, or otherwise dispose of (including, without limitation, pursuant to a Division) (collectively, “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for (a) Transfers of inventory in the ordinary course of business; (b) Transfers of worn-out or obsolete equipment that is, in the reasonable judgment of the Company, no longer economically practicable to maintain or use in the ordinary course of business of the Company; (c) Transfers consisting of Permitted Liens and Permitted Investments; (d) Transfers consisting of the Company’s or its Subsidiaries use or transfer of money or Cash Equivalents in the ordinary course of business in a manner that is not prohibited by the terms of this Agreement or the Notes; (e) Transfers consisting of the sale or issuance of any stock, partnership, membership, or other ownership interest or other equity securities of the Company that would not otherwise result in an Event of Default under this Agreement; (f) Transfers of non-exclusive licenses for the use of the property of the Company or its Subsidiaries in the ordinary course of business; (g) any Transfer of the Company Purchased Customer Loans so long as (i) such Transfer is made in accordance with the terms and conditions of a purchase agreement entered into between the Permitted Warehouse SPV and Sunlight consistent with industry norms (each a “Permitted Warehouse Purchase Agreement”), (ii) no Default or Event of Default has occurred and is continuing or would result from such Transfer, (iii) all cash proceeds from the sale of such Company Purchased Customer Loans are received by Sunlight concurrently with such sale, and (iv) the purchase price shall be paid pursuant to the Permitted Warehouse Purchase Agreement in cash and, as applicable, pursuant a capital contribution that is permitted by clause (h) of the definition of “Permitted Investments”; (i) any Transfer of Company Purchased Customer Loans to Persons that are not Permitted Warehouse SPVs so long as (i) no Default or Event of Default has occurred and is continuing or would result from such Transfer, and (ii) not less than 95% of the proceeds from the sale of such Company Purchased Customer Loans are received in cash by the Company concurrently with such sale and (j) to the extent applicable, any Transfers of assets pursuant to the terms of the Loan Program Agreements.

7.2            Changes in Business or Management. (a) Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by the Company and such Subsidiary, as applicable, or reasonably related thereto, including the purchase of Company Purchased Customer Loans; (b) wind up, liquidate, dissolve or dispose of all or substantially all of its property or business, or permit any of its Subsidiaries to wind up, liquidate, dissolve or dispose of all or substantially all of their respective property or business (other than any Permitted Warehouse SPV, which shall be permitted so wind up, liquidate, dissolve or dispose of all or substantially of its property or business into or to the Company); or (c) fail to provide notice to the Holders of the Key Person departing from or ceasing to be employed by Sunlight within five (5) Business Days after his departure from Sunlight.

7.3            Mergers or Acquisitions. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the stock, partnership, membership, or other ownership interest or other equity securities or property of another Person (including, without limitation, by the formation of any Subsidiary or pursuant to a Division). A Subsidiary may merge or consolidate into the Company or another Subsidiary of the Company.

7.4            Indebtedness. Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

7.5            Encumbrance. Create, incur, allow, or suffer to exist any Lien on any of its property, or assign or convey any right to receive income, or permit any of its Subsidiaries to do so, in each case except for Permitted Liens.

7.6            Distributions; Investments.

(a)            Pay any dividends or make any distribution or payment in respect of or redeem, retire or purchase any stock, partnership, membership, or other ownership interest or other equity securities; other than: (i) such payment shall be permitted so long as in each case (x) no Default or Event of Default has occurred and is continuing or would result therefrom, and (y) on a pro forma basis after giving effect to such transaction, (A) the Company maintained on the last Friday of the calendar month most recent to the date of determination, subject to monthly periodic reporting, Discretionary Cash (as defined in the Loan and Security Agreement) in an amount equal to at least, in the case of a determination date on or prior to December 31, 2025, [TEXT REDACTED], and, in the case of a determination date after December 31, 2025, [TEXT REDACTED] and (B) for any fiscal quarter following December 31, 2025, as of the last day of the full fiscal quarter most recently ended prior to the date of determination, the Cash Debt Service Coverage Ratio (as defined in the Loan and Security Agreement) for the four-fiscal quarter-period then ended would have been equal to or greater than 1.50:1.00; (ii) any such dividend or distribution in the form of common equity interests of Company or its direct or indirect parent; (iii) dividends or distributions by any Subsidiary of Company to Company or any other Subsidiary and (iv) dividends, payments or distributions pursuant to the Management Incentive Plan.

(b)            Directly or indirectly make any Investment (including, without limitation, by the formation of any Subsidiary) other than Permitted Investments, or permit any of its Subsidiaries to do so, except in each case as permitted under Section 6.6.

7.7            Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of the Company, except for transactions that are (i) in the ordinary course of the Company’s business, upon fair and reasonable terms that are no less favorable to the Company than would be obtained in an arm’s length transaction with a non-affiliated Person, or (ii) set forth on Schedule 18(b) to the Disclosure Schedules delivered as of the Effective Date.

7.8            Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement (or permit any Subsidiary to enter into or suffer to exist or become effective any agreement) that prohibits or limits the ability of the Company to create, incur, assume or suffer to exist any Lien upon, or power of attorney over, any of its property or revenues, whether now owned or hereafter acquired; provided that the foregoing shall not apply to (a) the Loan and Security Agreement and the other Loan Documents, (b) any requirements of law, (c) agreements governing any purchase money Liens or capital lease obligations otherwise permitted by this Agreement (so long as any prohibition or limitation shall only be effective against the assets financed thereby), (d) restrictions or conditions imposed by any agreement relating to Permitted Indebtedness so long as (i) such restrictions or conditions apply only to property or assets securing such Permitted Indebtedness and (ii) the Lien over such property or assets is a Permitted Lien, (e) the Loan Program Agreements, and (f) the Approved Capital Partner Loan Program Agreements.

7.9            Compliance. (a) Become an “investment company” or a company “controlled” by an “investment company”, under the Investment Company Act of 1940, as amended, or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any issuance of Notes for that purpose; (b)(i) fail to meet the minimum funding requirements of ERISA, (ii) permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur, (iii) fail to comply with the Federal Fair Labor Standards Act or (iv) violate any other law or regulation, if the foregoing subclauses (i) through (iv), individually or in the aggregate, would reasonably be expected to have a material adverse effect on the Company’s business or operations, or permit any of its Subsidiaries to do so; or (c) withdraw or permit any Subsidiary to withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which would reasonably be expected to result in any liability of the Company, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other Governmental Authority.

7.10          Material Amendments. (a) Suspend, terminate or make provisional in any way, any material Governmental Approval granted to the Company; (b) make, or agree to make (to the extent the Company has consent rights in connection therewith), any material modification, amendment or waiver of any of the material terms or provisions of any of the Company’s organizational documents or (c) make, or agree to make, or otherwise permit, any material and adverse modification, amendment or waiver of any of the terms or provisions of any Material Contract other than any modification, amendment or waiver to Permitted Indebtedness.

7.11          Separateness. (a) Fail, or fail to cause each Permitted Warehouse SPV, to satisfy customary formalities for such entity, including, as applicable (i) to the extent required by Applicable Law, the holding of regular board of members’, managers’, directors’ and shareholders’ meetings or action by members, managers, directors or shareholders without a meeting, (ii) the maintenance of separate books and records and (iii) the maintenance of separate bank accounts in its own name; (b) make, or permit any of its Subsidiaries (other than Permitted Warehouse SPVs who are the applicable obligor with respect to such liability) to make, any payment to a creditor of any Permitted Warehouse SPV in respect of any liability of any Permitted Warehouse SPV, unless expressly permitted hereunder, and no Permitted Warehouse Account or funds of any Permitted Warehouse SPV shall be permitted to be commingled with any bank account or funds of the Company or any of its other Subsidiaries for longer than three (3) Business Days; (c) fail to cause any financial statements distributed to any creditors of any Permitted Warehouse SPV to clearly establish or indicate that the assets of such Permitted Warehouse SPV are not available to satisfy the obligations of its parent (and vice versa); (d) take, or permit any of its Subsidiaries to take, any action, or conduct its affairs in a manner, which is likely to result in the separate legal existence of the Company or any Permitted Warehouse SPV being ignored, or in the assets and liabilities of the Company, its Subsidiaries or any Permitted Warehouse SPV being substantively consolidated with those of any other Person in a bankruptcy, reorganization or other insolvency proceeding.

7.12             Capital Expenditures. Make any plant or fixed capital expenditures, or any commitments therefor, or purchase or lease any real or personal assets or replacement equipment in excess of [TEXT REDACTED] in aggregate amount in any fiscal year other than capital expenditures related to capitalized software costs including with respect to development of the Company’s Orange® platform.

7.13             Holding Company Actions. Each of the Company, SL Holdings, SL Financial Investor I LLC and SL Financial II LLC shall not acquire any material assets other than cash or Cash Equivalents in compliance with the terms of this Agreement and the equity interests of each of its existing direct Subsidiaries, and shall not engage in any activities or voluntarily incur any new liabilities other than incidental or reasonably related to the foregoing and otherwise in the ordinary course of business (including, without limitation, public holding company activities) consistent with past practice.

8.             Defaults and Remedies.

8.1            Events of Default. Any of the following events shall be considered an “Event of Default” with respect to each Note:

(a)            Default in Payment of Note. The Company shall default in the payment or redemption of any part of the principal or unpaid accrued interest on the Note when due and payable, and does not cure such nonpayment or nonredemption, to the extent curable, within (30) days following such default;

(b)            Cross-Default. The Company, under any other agreement governing funded indebtedness (including any refinancing facility) in an aggregate outstanding amount of [TEXT REDACTED] or more, (i) fails to make any payment of principal or interest or (ii) triggers any material event of default that, in each case, that results in the acceleration of such indebtedness;

(c)            Covenant Default.

(i)             (A) Any Note Party fails or neglects to perform any obligation in Sections 6.1, 6.2(d) (as it relates to the Company’s making of payments), 6.3, 6.5, 6.6 or 6.7 or violates any covenant in Section 7 or (B) any of the entities described in Section 7.13 violates the covenant set forth in Section 7.13; or

(ii)            Any Note Party fails or neglects to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement or the Notes, and as to any default (other than those specified in this Section 8) under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within thirty (30) days of the earlier to occur of (A) Company’s knowledge of such failure or (B) delivery of written notice thereof by Purchaser to Company (but no Funding Request shall be made during such cure period). Cure periods provided under this section shall not apply, among other things, to financial covenants or any other covenants that are required to be satisfied, completed or tested by a date certain or any covenants set forth in clause (i) above;

(d)            Attachments; Levy; Restraint on Business.

(i)             (A) The attachment by trustee or similar process of any funds of the Company or any Subsidiary individually or in the aggregate, of at least [TEXT REDACTED], or (B) a notice of lien or levy is filed against any of the Company’s or any of its Subsidiaries’ assets individually or in the aggregate, of at least [TEXT REDACTED] by any Governmental Authority, and the same under subclauses (A) and (B) hereof are not, within ten (10) Business Days after the occurrence thereof, discharged or stayed (whether through the posting of a bond or otherwise); provided, however, no Funding Request shall be made during any ten (10) day cure period; or

(ii)            (A) any material portion of the Company’s or any of its Subsidiaries’ assets is attached, seized, levied on, or comes into possession of a trustee or receiver, or (B) any court order enjoins, restrains, or prevents the Company or any of its Subsidiaries from conducting all or any material part of its business;

(e)            Insolvency. (i) The Company or any of its Subsidiaries fails to be solvent as described under Section 4.10 hereof; (ii) an involuntary proceeding has been commenced or an involuntary petition has been filed seeking (A) liquidation, reorganization, or other relief in respect of any Note Party or any of its debts, or of a substantial part of its assets, under any federal, state or foreign bankruptcy, insolvency, receivership, or similar law now or hereafter in effect or (B) the appointment of a receiver, trustee, custodian, sequestrator, conservator, or other similar official for any Note Party, or for a substantial part of its assets, and in any such case, such proceeding has continued undismissed for sixty (60) days or an order or decree approving any of the foregoing has been entered; or (iii) any Note Party has (v) voluntarily commenced any proceeding or filed any petition seeking liquidation, reorganization, or any relief under any federal, state, or foreign bankruptcy, insolvency, receivership, or similar law now or hereafter in effect, (w) consented to the institution of, or fail to contest in a timely and appropriate manner, any involuntary proceeding or petition described in the clause immediately above, (x) applied for or consented to the appointment of a receiver, trustee, custodian, sequestrator, conservator, or similar official for any Note Party or for a substantial part of its assets, (y) filed an answer admitting the material allegations of a petition filed against it in any such proceeding, or (z) made a general assignment for the benefit of creditors; provided, however, that the Cases shall not constitute an Event of Default pursuant to this clause (e).

(f)             Loan Program Agreements with the Purchaser. There is a material event of default by the Company, any of the Company’s Subsidiaries under any Approved Capital Partner Loan Program Agreement to which the Company or any of the Company’s Subsidiaries is a party with the Purchaser.

(g)            Other Agreements with the Purchaser. There is a material event of default by any Note Party or any of the Company’s Subsidiaries under any agreement to which any Note Party or any of the Company’s Subsidiaries is a party with the Purchaser, which could result in any Note Party or any of the Company’s Subsidiaries to incur Indebtedness in an amount individually or in the aggregate in excess of [TEXT REDACTED].

(h)            Judgments; Penalties. One or more fines, penalties or final judgments, orders or decrees for the payment of money in an amount, individually or in the aggregate, of at least [TEXT REDACTED] (not covered by independent third-party insurance as to which liability has been accepted by such insurance carrier) shall be rendered against the Company or any of its Subsidiaries by any Governmental Authority, and the same are not, within ten (10) Business Days after the entry, assessment or issuance thereof, discharged, or after execution thereof, or stayed pending appeal, or such judgments are not discharged prior to the expiration of any such stay (provided that no Funding Request will be made prior to the discharge, or stay of such fine, penalty, judgment, order or decree);

(i)             Misrepresentations. The Company or any of its Subsidiaries or any Person acting for the Company or any of its Subsidiaries makes any representation, warranty, or other statement now or later in this Agreement, the Notes or in any writing delivered to the Purchaser or to induce the Purchaser to enter this Agreement or the Notes, and such representation, warranty, or other statement is incorrect in any material respect when made or on an earlier date on which it is deemed made (it being agreed and acknowledged by the Purchaser that the projections and forecasts provided by the Company or any of its Subsidiaries in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results);

(j)             Guaranty. (i) Any guaranty of any Obligations terminates or ceases for any reason to be in full force and effect; (ii) the Guarantors do not perform any obligation or covenant under any guaranty of the Obligations; (iii) any circumstance described in Sections 8.1(c), (d), (e), (f) and (g) of this Agreement occurs with respect to the Guarantors, (iv) the liquidation, winding up, or termination of existence of a Guarantor; or (v) a material adverse change in the general affairs, management, results of operation, condition (financial or otherwise) or the prospect of repayment of the Obligations occurs with respect to a Guarantor.

(k)            Governmental Approvals. Any material Governmental Approval shall have been (i) revoked, rescinded, suspended, modified in an adverse manner or not renewed in the ordinary course for a full term or (ii) subject to any decision by a Governmental Authority that designates a hearing with respect to any applications for renewal of any of such Governmental Approval or that could reasonably be expected to result in the Governmental Authority taking any of the actions described in clause (i) above, and such decision or such revocation, rescission, suspension, modification or non-renewal (x) causes, or could reasonably be expected to cause, a Material Adverse Change, or (y) adversely affects the legal qualifications of the Company or any of its Subsidiaries to hold such Governmental Approval in any applicable jurisdiction and such revocation, rescission, suspension, modification or non-renewal could reasonably be expected to affect the status of or legal qualifications of the Company or any of its Subsidiaries to hold any Governmental Approval in any other jurisdiction in any material respect; or

(l)             Regulatory Action. The issuance or entering of any stay, order, judgment, cease and desist order, injunction, temporary restraining order, or other judicial or non-judicial sanction, order or ruling by any Governmental Authority against (i) the Company or any of its Subsidiaries that could reasonably be expected to materially and adversely impact the Company’s or any of its Subsidiaries’ ability to continue any material aspect of its business as then currently conducted or (ii) any Person that could reasonably be expected to have a material adverse effect on the Company or any of its Subsidiaries.

8.2            Effect of a Default. Upon the occurrence and during the continuation of any Event of Default, the Requisite Holders, by notice to the Company, may declare the Notes, all interest accrued and unpaid thereon and all other amounts payable by the Company under or pursuant to this Agreement and the Notes to be forthwith due and payable, whereupon the outstanding principal amount of the Notes, all such accrued interest and all such other amounts shall become and be forthwith immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Company. Thereupon, the Company shall immediately pay to the Holders all such amounts due and payable. In addition to the foregoing, if an Event of Default pursuant to Sections 8.1(b) or 8.1(e) shall occur, the outstanding principal amount of the Notes, all interest accrued and unpaid thereon and all other amounts payable by the Company under or pursuant to this Agreement and the Notes shall automatically be and become immediately due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Company, and thereupon the Company shall immediately pay to the Holders all such amounts due and payable. For greater certainty, the Company will be considered to be in default of its obligations hereunder by the mere lapse of time provided for performing such obligations, without any requirement of further notice or other act of any Holder unless a notice is specifically required hereunder. If an Event of Default shall have occurred and be continuing, the Holders may immediately exercise all rights and remedies they may have under this Agreement and the Notes and by Law, all without any additional notice, presentment, demand, protest, notice of dishonor, or any other action, notice of all of which are expressly waived by the Company.

8.3            Remedies Cumulative; No Waiver. For greater certainty, it is expressly understood and agreed that the rights and remedies of the Holders under this Agreement and the Notes are cumulative and are in addition to, not in substitution for, any rights or remedies provided by any Applicable Law; no failure on the part of any Holder to exercise, and no delay in exercising, any right or remedy hereunder or thereunder shall operate as a waiver thereof, nor shall any single or partial exercise by any Holder of any right or remedy for a default or breach of any term, covenant, condition or agreement herein contained prejudice or preclude any other or further exercise thereof or the exercise of any other right or remedy for the same or any other default or breach and shall not waive, alter, affect or prejudice any other right or remedy.

9.             Guarantee.

9.1            Note Guarantee. Subject to the provisions of this Section 9, each Guarantor hereby irrevocably and unconditionally Guarantees, jointly and severally, on an unsecured basis, the full and punctual payment (whether at the maturity, upon prepayment or acceleration, or otherwise) of the principal of, premium, if any, and interest on, and all other amounts payable under, each Note, and the full and punctual payment of all other amounts payable by the Company under this Agreement. Upon failure by the Company to pay punctually any such amount, each Guarantor shall forthwith on demand pay the amount not so paid at the place and in the manner specified in this Agreement.

9.2            Guarantee Unconditional. The obligations of each Guarantor hereunder are unconditional and absolute and, without limiting the generality of the foregoing, will not be released, discharged or otherwise affected by:

(a)            any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Company under this Agreement or any Note, by operation of law or otherwise;

(b)            any modification or amendment of or supplement to this Agreement or any Note;

(c)            any change in the corporate existence, structure or ownership of the Company, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Company or its assets or any resulting release or discharge of any obligation of the Company contained in this Agreement or any Note;

(d)            the existence of any claim, set off or other rights which such Guarantor may have at any time against the Company or any other Person, whether in connection with this Agreement or any unrelated transactions, provided that nothing herein prevents the assertion of any such claim by separate suit or compulsory counterclaim;

(e)            any invalidity or unenforceability relating to or against the Company for any reason of this Agreement or any Note, or any provision of applicable law or regulation purporting to prohibit the payment by the Company of the principal of or interest on any Note or any other amount payable by the Company under this Agreement; or

(f)             any other act or omission to act or delay of any kind by the Company or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to the Guarantor’s obligations hereunder.

9.3            Discharge; Reinstatement. Each Guarantor’s obligations hereunder will remain in full force and effect until the principal of, premium, if any, and interest on the Notes and all other amounts payable by the Company under this Agreement have been paid in full. If at any time any payment of the principal of, premium, if any, or interest on any Note or any other amount payable by the Company under this Agreement is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Company or otherwise, each Guarantor’s obligations hereunder with respect to such payment will be reinstated as though such payment had been due but not made at such time.

9.4            Waiver by the Guarantors. Each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Company or any other Person. In addition to the above, each Guarantor agrees that the holders of the Notes may grant extensions, releases or reductions to the Company without the need of any Guarantor’s consent.

9.5            Subrogation. Upon making any payment with respect to any obligation of the Company under this Section 9, each Guarantor will be subrogated to the rights of the payee against the Company with respect to such obligation, provided that such Guarantor may not enforce any right of subrogation with respect to such payment so long as any amount payable by the Company hereunder or under the Notes remains unpaid.

9.6            Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Company under this Agreement or the Notes is stayed upon the insolvency, bankruptcy, or reorganization of the Company, all such amounts otherwise subject to acceleration under the terms of this Agreement are nonetheless payable by each Guarantor hereunder forthwith on demand by the Holders.

9.7            Limitation on Amount of Guarantee. Notwithstanding anything to the contrary in this Section 9, each Guarantor, and by its acceptance of Notes, the Purchaser, hereby confirms that it is the intention of all such parties that the Note Guarantee of each Guarantor not constitute a fraudulent conveyance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law, as the case may be. To effectuate that intention, the Purchaser and each Guarantor hereby irrevocably agrees that the obligations of each Guarantor under its Note Guarantee are limited to the maximum amount that would not render such Guarantor’s obligations subject to avoidance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law, as the case may be.

9.8            Execution and Delivery of Guarantee. The execution by each Guarantor of this Agreement evidences the Note Guarantee of the Guarantor, whether or not the person signing as an officer of such Guarantor still holds that office at the time of execution of any Note. The delivery of any Note by the Company after execution constitutes due delivery of the Note Guarantee set forth in this Agreement on behalf of each Guarantor.

10.             Miscellaneous.

10.1          Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties, provided, however, that (i) the Company may not assign its obligations under this Agreement without the written consent of the Requisite Holders and (ii) the Holders may assign the Notes, in whole or in part, to their Affiliates and/or any Permitted Transferee without consent of the Company, provided that the Holders shall provide written notice to the Company promptly after such assignment (and the failure to provide such notice shall not invalidate such assignment). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

10.2          Governing Law; Submission to Jurisdiction; Etc.

(a)            Governing Law. This Agreement and the Notes and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or the Notes and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of New York.

(b)            Submission to Jurisdiction. The Company hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the courts of the State of New York in the County of New York and of the United States District Court for the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the Notes or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final non-appealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Holders may otherwise have to bring any action or proceeding relating to this Agreement against the Company or its properties in the courts of any jurisdiction.

(c)            Waiver of Venue. The Company hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the Notes in any court referred to in Section 10.2(b). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)            Service of Process. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.5. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

10.3          Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission (including “pdf” and “tif”) shall be effective as delivery of a manually executed counterpart hereof. The words “execution,” “signed,” “signature,” and words of like import in this Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

10.4          Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

10.5          Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, if not so confirmed, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the following addresses (or at such other addresses as shall be specified by notice given in accordance with this Section 10.5):

If to the Company:

SL Financial Holdings, Inc.

101 N. Tryon Street, Suite 1000

Charlotte, NC 28246

Attn: [TEXT REDACTED]

Email: [TEXT REDACTED]

With a copy to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, NY 10153

Attention:                [TEXT REDACTED]

[TEXT REDACTED]

Email: [TEXT REDACTED]

               [TEXT REDACTED]

with a copy to (which shall not constitute notice):

Locke Lord LLP

Brookfield Place, 200 Vesey Street

20th Floor

New York, NY 10281-2101

Attention: [TEXT REDACTED]

Email: [TEXT REDACTED]

and to:

Locke Lord LLP

111 South Wacker Drive

Chicago, IL 60606

Attention: [TEXT REDACTED]

Email: [TEXT REDACTED]

If to the Purchaser:

At the address shown on the signature page hereto.

With a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019

Attention:                [TEXT REDACTED]

[TEXT REDACTED]

Email: [TEXT REDACTED]

      [TEXT REDACTED]

If to a Holder:

At the respective email or mailing address shown on the Company’s Register (as defined in the Notes) for the Notes.

10.6             Finder’s Fee. Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. The Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which the Purchaser or any of its officers, partners, employees or representatives is responsible. The Company agrees to indemnify and hold harmless the Purchaser from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

10.7             Expenses. The Company will pay all reasonable costs and expenses (including reasonable attorneys’ fees) incurred by the Purchaser or each other Holder in connection with the transactions contemplated by this Agreement and in connection with the preparation, negotiation, execution, delivery and administration of this Agreement and with any amendments, waivers, consents, forbearances or modifications under or in respect of this Agreement and the Notes (whether or not such amendment, waiver, consent, forbearance or modification becomes effective, and including all reasonable fees, costs and expenses of local counsel in each relevant jurisdiction). The Company shall also pay the reasonable costs and expenses incurred by the Purchaser or each other Holder in enforcing or defending (or determining whether or how to enforce or defend) any rights or remedies under this Agreement and the Note (whether through negotiations, legal proceedings or otherwise, including all such costs and expenses incurred during any proceeding under any applicable bankruptcy, insolvency, reorganization, or similar Law, and including all reasonable fees, costs and expenses of local counsel in each relevant jurisdiction). In addition, the Company will also pay the reasonable costs and expenses of the Purchaser or each other Holder (i) in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement and the Notes, or by reason of being a Holder (but only so long as such subpoena or other legal proceeding arises out of matters which are related to the Company) and (ii) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Company will pay, and will save the Purchaser and each other Holder harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those retained by the Purchaser or any other holders in connection with its purchase of Notes). On each Closing Date, the Company will pay the reasonable costs and expenses (including reasonable attorneys’ fees) incurred on or prior to such date by the Purchaser or Holder in connection with the transactions contemplated hereby. The obligations of the Company under this Section 10.7 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement or the Notes (but shall not survive, with respect to any Holder of Notes, the conversion of the Notes held by such Holder, other than with respect to expenses incurred prior to such conversion).

10.8          Indemnity.

(a)            Each Notes Party agrees to defend (subject to Indemnitees’ rights to selection of counsel), indemnify, pay and hold harmless, the Purchaser, each other Holder and their respective Affiliates and each of their and the officers, directors, employees, agents, advisors, representatives and controlling persons of the Purchaser, each other Holder, as well as the respective heirs, successors and assigns of the foregoing (each, an “Indemnitee”), from and against any and all Indemnified Liabilities; provided, that no Notes Party shall have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise (i) from the gross negligence, bad faith or willful misconduct of such Indemnitee, in each case, as determined by a final, non-appealable judgment of a court of competent jurisdiction, or (ii) from or out of any dispute among Indemnitees that did not involve an act or omission of the Notes Parties. To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this Section 10.8 may be unenforceable in whole or in part because they are violative of any Law or public policy, the applicable Notes Party shall contribute the maximum portion that it is permitted to pay and satisfy under applicable Law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

(b)            To the extent permitted by applicable Law, no Notes Party or Purchaser or Holder shall assert, and each Notes Party, Purchaser and Holder hereby waives, any claim against the Purchaser, each other Holder and each Note Party, respectively, and their respective Affiliates, officers, partners, members, directors, trustees, shareholders, advisors, employees, representatives, attorneys, controlling persons, agents and sub-agents on any theory of liability, for special, indirect, incidental, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, as a result of or in any way related to this Agreement or the Notes or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and each Notes Party hereby waives, releases and agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through internet, electronic, telecommunications or other information transmission systems, except to the extent same resulted primarily from the gross negligence or willful misconduct of such Indemnitee (to the extent determined by a court of competent jurisdiction in a final and non-appealable judgment).

(c)            The provision of this Section 10.8 shall expire and be of no further force and effect, with respect to any Holder of Notes, upon conversion of the Notes held by such Holder.

10.9          Entire Agreement; Amendments and Waivers. This Agreement and the Notes and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Any term of this Agreement or the Notes may be amended and the observance of any term of this Agreement or the Notes may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Requisite Holders; provided that, this Agreement and any Note may not be amended, modified or terminated and the observance of any term hereof or thereof may not be waived with respect to any Holder without the written consent of such Holder, unless such amendment, modification, termination, or waiver applies to all Holders in the same fashion. Any waiver or amendment effected in accordance with this Section 10.9 shall be binding upon each party to this Agreement and any holder of any Note purchased under this Agreement at the time outstanding and each future holder of all such Notes.

10.10        Effect of Amendment or Waiver. Each Holder acknowledges that by the operation of this Section 10.10, the Requisite Holders will have the right and power to diminish or eliminate certain rights of such Holders under this Agreement and each Note issued to such Holder.

10.11        Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

10.12        Stock Purchase Agreement. Each Holder understands and agrees that the conversion of the Notes into Preferred Conversion Shares, and the conversion of the Preferred Conversion Shares into Common Conversion Shares, may, in each case, require such Holder’s execution of certain agreements (in form reasonably agreeable to the Purchaser) relating to the conversion, purchase and sale of such securities.

10.13        Acknowledgement. In order to avoid doubt, it is acknowledged that each Holder shall be entitled to the benefit of all adjustments in the number of Common Conversion Shares issuable upon conversion of the Preferred Conversion Shares or as a result of any splits, recapitalizations, combinations or other similar transaction affecting the Common Stock underlying the Preferred Conversion Shares that occur prior to the conversion of the Notes.

10.14        Cooperation; Further Assurance. Prior to any issuance of Preferred Conversion Shares upon conversion of the Notes, the parties agree to fully cooperate to (a) take, or cause to be taken, all further actions, (b) deliver to the other parties such further information and documents, (c) execute and deliver to the other parties such further instruments, including any amendments to the Company’s Charter or Bylaws, in each case as any other party may reasonably request as is necessary in order to authorize the issuance of such Preferred Conversion Shares in accordance with the respective Notes and (d) execute and deliver joinders to the customary shareholder agreements executed by investors in the Company (including, without limitation, the Stockholders’ Agreement, as amended or amended and restated from time to time) to the extent the applicable Holder receiving Preferred Conversion Shares is not already party to such agreement(s). From time to time, the Company shall execute and deliver to the Holders such additional documents and shall provide such additional information to the Holders as any Holder may reasonably require to carry out the terms of this Agreement and the Notes and any agreements executed in connection herewith or therewith, or to be informed of the financial and business conditions and prospects of the Company.

10.15        Interpretation of Defined Terms. Any terms used herein that are defined by reference to the Loan and Security Agreement shall be deemed to refer to the Loan and Security Agreement as in effect on the date hereof.

10.16        Waiver of Jury Trial. To the extent each may legally do so, each party hereto hereby expressly waives any right to trial by jury of any claim, demand, action, cause of action, or proceeding arising under or with respect to this Agreement, or in any way connected with, or related to, or incidental to, the dealing of the parties hereto with respect to this Agreement, or the transactions related thereto, in each case whether now existing or hereafter arising, and irrespective of whether sounding in contract, tort, or otherwise. To the extent each may legally do so, each party hereto hereby agrees that any such claim, demand, action, or proceeding shall be decided by a court trial without a jury and that either party hereto may file an original counterpart or a copy of this agreement with any court as written evidence of the consent of any other party hereto to the waiver of its right to trial by jury.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Sunlight Financial Holdings Inc.

By:	/s/ Rodney Yoder
	Name:	Rodney Yoder
	Title:	Chief Financial Officer

SL Financial HOLDINGS, INC., as Guarantor

By:	/s/ Rodney Yoder
	Name:	Rodney Yoder
	Title:	Chief Financial Officer

Sunlight Financial LLC, as Guarantor

By:	/s/ Rodney Yoder
	Name:	Rodney Yoder
	Title:	Chief Financial Officer

[Signature Page to Note Purchase Agreement]

PURCHASER:

Cross River Bank

By:	/s/ Gilles Gade
	Name:	Gilles Gade
	Title:	CEO & President

Address:	Cross River Bank
2115 Linwood Avenue
Fort Lee, NJ
07024

By:	/s/ Arlen Gelbard
	Name:	Arlen W. Gelbard
	Title:	EVP & General Counsel

Address:	Cross River Bank
2115 Linwood Avenue
Fort Lee, NJ
07024

[Signature Page to Note Purchase Agreement]

Exhibit A

Form of Note

(see attached)

This security has been acquired for investment and without a view to distribution and has not been registered under the Securities Act of 1933, as amended (the “Act”), or under state securities laws. No offer, transfer, sale, assignment, pledge, hypothecation or other disposition of this security or any interest or participation therein may be made except (a) pursuant to an effective registration statement under the Act or (b) pursuant to an exemption from registration under the Act and applicable state securities laws.

The following information is provided pursuant to Treasury Regulations Section 1.1275-3: this debt instrument is issued with original issue discount. The Chief Financial Officer of the Issuer, as a representative of the Issuer, will make available on request to the Holder of this Note the following information: issue price, amount of original issue discount, issue date and yield. The address of the Chief Financial Officer of the Issuer is 101 North Tryon Street, Suite 900, Charlotte, NC 28246.

CONVERTIBLE PROMISSORY NOTE

Original Principal Amount: $[●]

Issuance Date: [●]

Note No. [●]

FOR VALUE RECEIVED, Sunlight Financial Holdings Inc., a Delaware corporation (the “Issuer”), hereby promises to pay [HOLDER] or its registered assigns (the “Holder”) the amount set out above as the Original Principal Amount (which includes the Funding Fee) with respect to this Note, as such amount may be (i) increased pursuant to the payment in kind of any interest as provided in Section 3 and any other additional amounts due and added to such amount pursuant to the terms hereof or (ii) reduced, without duplication, pursuant to any conversion, exchange or prepayment effected in accordance with the terms hereof (the balance of such amount from time to time being the “Outstanding Principal Balance”), and any other amounts owed hereunder, when due, whether upon the Maturity Date, prepayment, acceleration or otherwise (in each case in accordance with the terms hereof). This Convertible Promissory Note (including all Replacement Notes (as defined below) issued in exchange, transfer or replacement hereof, this “Note”) is issued pursuant to the Purchase Agreement (as defined below). Capitalized terms used but not defined herein shall have the meanings set forth in the Purchase Agreement.

SECTION 1. Definitions. The following terms used in this Note will have the respective meanings set forth below:

“Board” means the Board of Directors of the Issuer.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by Law to remain closed.

“Capital Stock” means, with respect to a specified Person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of, or interest in (howsoever designated), the equity of such Person, but not including any debt securities convertible into such equity and any non-convertible preferred stock or equity of such Person.

“Change of Control Event” means (a) a transaction or series of related transactions in which a Person, or a group of related Persons, acquires Capital Stock representing more than [TEXT REDACTED] of the outstanding voting power of the Issuer, (b) a sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Issuer and its subsidiaries, taken as a whole or (c) a transaction that qualifies as a “Deemed Liquidation Event” as defined in the Charter as in effect as of the date hereof.

“Close of Business” means 5:00 p.m., New York City time.

“Common Equity” of any Person means, if such Person is a corporation, all common stock of such Person (including voting, limited voting and non-voting common stock) or, if such Person is not a corporation, the equivalent Capital Stock of such Person.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Conversion Date” means the date on which the Conversion Time occurs.

“Conversion Notice” has the meaning assigned to such term in Section 5(a).

“Conversion Price” means [TEXT REDACTED] per share of Preferred Stock, subject to adjustment pursuant to Section 5(c).

“Conversion Time” means, (a) with respect to any Mandatory Prepayment Event, the earlier of (i) the Close of Business on the fifth Business Day following the Issuer’s receipt of a Conversion Notice and (ii) immediately prior to the effective time of the Mandatory Prepayment Event and (b) in all other cases, the Close of Business on the fifth Business Day following the Issuer’s receipt of a Conversion Notice; provided that, in each case, settlement of the delivery of the applicable Preferred Shares shall be effected in accordance with Section 5.

“Funding Fee” has the meaning ascribed to such term in the Purchase Agreement.

“Governmental Authority” means the government of the United States, any other nation, or any political subdivision thereof, whether state, provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies).

“Holder” has the meaning specified in the introductory paragraph.

“Interest Payment Date” means the six-month anniversary of the Effective Date and, thereafter, the last calendar day of each month of each year, commencing on the first of such dates after the Issuance Date.

“Internal Reorganization Transaction” means a bona fide internal reorganization transaction pursuant to which (i) the Issuer either merges into a Successor Issuer or becomes a wholly owned subsidiary of a Successor Issuer and (ii) all or substantially all of the Common Equity of such Successor Issuer is owned, directly or indirectly, by Persons who were stockholders of the Issuer immediately prior to the consummation of such transaction, in substantially the same proportions as immediately prior to the consummation of such transaction.

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“Issuance Date” means the date specified above the introductory paragraph of this Note.

“Issuer” has the meaning specified in the introductory paragraph; provided, however, that if any Successor Issuer or other Person assumes this Note pursuant to the terms hereof, such Successor Issuer or other Person shall be deemed to be the Issuer.

“Law” means any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, code, ruling, or order of, including the administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, or any agreement with, any Governmental Authority.

“Mandatory Prepayment Event” means a Change of Control Event or a Public Company Event.

“Maturity Date” means December 6, 2028.

“Merger Event” means (i) any merger or other similar transaction to which the Issuer is a  party as a result of which the Common Equity of the Issuer, in whole or in part, is converted into or exchanged for cash or securities of any Successor Issuer or (ii) the sale, lease, exchange, exclusive, irrevocable license or other transfer of all or substantially all of the Issuer’s properties or assets (as determined on a consolidated basis) to any Successor Issuer (other than among the Issuer and its subsidiaries), in each case, in which such event is not (A) a Change of Control Event or (B) an Internal Reorganization Transaction.

“Note” has the meaning specified in the introductory paragraph.

“Notes” means this Note, together with all other convertible promissory notes issued pursuant to the Purchase Agreement and any notes issued in exchange, transfer or replacement of such other convertible promissory notes.

“Open of Business” means 9:00 a.m., New York City time.

“Optional Prepayment Amount” means, with respect to any prepayment, the principal amount of this Note to be prepaid (including the Funding Fee associated with this Note), together with any accrued and unpaid interest thereon from the last Interest Payment Date (or, if no Interest Payment Date has occurred, the Issuance Date) to, but not including, the Optional Prepayment Date; provided, however, if the Optional Prepayment Date is prior to the six-month anniversary of the Effective Date, the Optional Prepayment Amount shall include the Funding Fee associated with this Note, but shall exclude any accrued and unpaid interest on the principal amount of this Note to be prepaid.

“Original Principal Amount” is the amount specified above the introductory paragraph of this Note (which includes the Funding Fee associated with this Note).

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“Outstanding Principal Balance” has the meaning specified in the introductory paragraph of this Note.

“Person” means any individual, corporation, limited liability company, partnership, trust, association or other entity.

“PIK Interest Payment” has the meaning specified in Section 3(b).

“Preferred Shares” means Series A-2 Preferred Stock, par value $0.001 per share, of the Issuer; provided, however, that if the Holder of this Note is a Permitted Transferee (as defined in the Purchase Agreement), “Preferred Shares” means Series A-1 Preferred Stock, par value $0.001 per share, of the Issuer.

“Preferred Shares Amount” means that number of Preferred Shares as is obtained by dividing (a) the principal amount to be converted plus the accrued and unpaid interest thereon to, but not including, the Conversion Date, by (b) the Conversion Price.

“Public Company Event” means any transaction pursuant to which the Common Equity of the Issuer (including any Successor Issuer) becomes registered under Section 12(b) of the Securities Exchange Act of 1934, as amended, including, for the avoidance of doubt, an underwritten initial public offering, a special purpose acquisition company transaction, a Merger Event or a direct listing on a national securities exchange.

“Purchase Agreement” means that certain Note Purchase Agreement, dated as of December 6, 2023, by and among the Issuer, Sunlight Financial, LLC, SL Financial Holdings Inc., Cross River Bank and the other holders from time to time party thereto, as may be amended, restated, amended and restated or otherwise modified in accordance with its terms from time to time.

“Register” has the meaning specified in Section 9(b).

“Registered Notes” has the meaning specified in Section 9(b).

“Replacement Notes” has the meaning specified in Section 10(a).

“Requisite Holders” means Holders of a majority of the Outstanding Principal Balance of the Notes.

“SEC” means the U.S. Securities and Exchange Commission.

“subsidiary” means, with respect to any specified Person (the “parent”) and as of any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with U.S. generally accepted accounting principles as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than fifty percent (50%) of the equity or more than fifty percent (50%) of the ordinary voting power or, in the case of a partnership, more than fifty percent (50%) of the general partnership interests are, as of such date, owned, Controlled or held, or (b) that is, as of such date, otherwise Controlled by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent and which is required by U.S. generally accepted accounting principles to be consolidated in the consolidated financial statements of the parent.

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“Successor Issuer” means a Person who is a successor of the Issuer or a Person who issues Common Equity in any Internal Reorganization Transaction or Merger Event (other than a Change of Control Event) in which the Common Equity of the Issuer is converted into, or exchanged for, in whole or in part, Common Equity of such Person (including, for the avoidance of doubt, a parent of the surviving or acquiring person in such Internal Reorganization Transaction or Merger Event, as applicable).

“Taxes” means any and all taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

SECTION 2. Payment of Principal. If this Note has not yet been converted, exchanged or prepaid in full, an amount in cash equal to the Outstanding Principal Balance plus any accrued and unpaid interest to, but not including, the Maturity Date shall be due and payable on the Maturity Date. Except as specifically permitted herein, including in Section 4(a), the Issuer may not voluntarily prepay this Note prior to the Maturity Date. Upon payment in full of the Note Obligations Amount, this Note will be automatically cancelled, whether or not this Note has been surrendered.

SECTION 3. Payment of Interest.

(a)             During the term of this Note, interest shall accrue daily on the Outstanding Principal Balance at a rate of 15.0% per annum, as of each such date, from, and including, the Issuance Date to, but not including, the Maturity Date or such earlier date of prepayment or conversion, which, in the case of conversion shall be deemed to occur at the Conversion Time. The accrual of interest on this Note as of any date will be calculated based on the Outstanding Principal Balance of this Note as of the Close of Business on the immediately preceding Interest Payment Date or, if there is no preceding Interest Payment Date, on the Issuance Date (in each case, less any amounts previously redeemed or repaid following such date from and after the date of such repayment); provided, however, that prior to the six-month anniversary of the Effective Date, the accrual of interest shall be calculated as if the accrued and unpaid interest as of the end of each calendar month during such period was capitalized and added to the Outstanding Principal Balance of this Note (which, for the avoidance of doubt, will not be capitalized until the Interest Payment Date occurring on the six-month anniversary of the Effective Date).

(b)             Accrued and unpaid interest shall be payable on each Interest Payment Date and on the Maturity Date in arrears by adding such accrued interest to the Outstanding Principal Balance under this Note on such Interest Payment Date (such payment, a “PIK Interest Payment”), which addition of accrued interest will be effective as of the Open of Business on such PIK Interest Payment Date. Interest shall accrue and shall be computed on the basis of a 360-day year composed of twelve (12) thirty (30)-day months.

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(c)             On each Interest Payment Date, (i) the Issuer shall make a record on its books and in the Register of the increase in the Outstanding Principal Balance of this Note as a result of any PIK Interest Payment, which addition of accrued interest will be effective as of the Open of Business on such Interest Payment Date, (ii) each Note shall represent the increased Outstanding Principal Balance and (iii) no separate Note will be issued with respect to such increase.

SECTION 4. Prepayments.

(a)             Optional Prepayment. At any time and from time to time, the Issuer may elect to prepay all or any portion of this Note (an “Optional Prepayment”) for an amount in cash equal to the Optional Prepayment Amount. Any election by the Issuer pursuant to this Section 4 shall be made by delivery of written notice to the Holder at least three (3) Business Days prior to the elected prepayment date (each such date, a “Optional Prepayment Date”), which notice shall indicate (A) the Optional Prepayment Date, (B) the Outstanding Principal Balance of this Note being repaid, (C) the amount of accrued and unpaid interest in respect of such Outstanding Principal Balance as of the Optional Prepayment Date and (D) the Optional Prepayment Amount. For the avoidance of doubt, the Holder shall have the right to convert this Note in accordance with Section 5 prior to such Optional Prepayment Date notwithstanding the exercise by the Issuer of an Optional Prepayment.

(b)	Mandatory Prepayment.

(i)             Mandatory Prepayment Notice. The Issuer shall deliver to the Holder a written notice of a Mandatory Prepayment Event (the “Mandatory Prepayment Notice”) no later than thirty (30) days prior to the anticipated effective time of the Mandatory Prepayment Event; provided, that if the Issuer does not have thirty (30) days’ prior knowledge of such Mandatory Prepayment Event, it shall provide a Mandatory Prepayment Notice as soon as practicable after obtaining knowledge thereof, and in any event no later than ten (10) Business Days prior to the anticipated effective time of the Mandatory Prepayment Event. The date of the anticipated effective time of the Mandatory Prepayment Event will be determined in good faith by the Issuer.

(ii)             Mandatory Prepayment. Upon the occurrence of a Mandatory Prepayment Event, and without prejudice to the right to convert this Note in accordance with Section 5 prior to such Mandatory Prepayment Event, the Issuer shall immediately prepay this Note in cash in an amount equal to the Outstanding Principal Balance plus any accrued and unpaid interest thereon to, but not including, the date of payment. Notwithstanding anything to the contrary in this Note, prior to the Close of Business on the Business Day preceding any the occurrence of a Mandatory Prepayment Event, the Holder shall be entitled to convert this Note in accordance with Section 5 and upon delivery of a Conversion Notice contemplated by Section 5, the Holder shall be deemed to have converted this Note for purposes of this Section 4(b).

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SECTION 5. Conversion.

(a)             General Conversion Procedures. On and following the one-year anniversary of the Effective Date, the Holder shall have the right, at the sole election of the Holder, to convert all or any portion of this Note, together with accrued and unpaid interest thereon to, but not including, the Conversion Date, into the Preferred Shares Amount by delivering a duly executed copy of a Notice of Conversion in the form attached as Exhibit A hereto (a “Conversion Notice”); provided, however, if a Permitted Transferee (as defined in the Purchase Agreement) is the Holder, then the Holder shall have the right to deliver a Conversion Notice at any time and from time to time, including prior to the one-year anniversary of the Effective Date. If the issuance of the Preferred Shares would result in the issuance of a fractional share of the Preferred Shares, such fractional share shall be forfeited. The Issuer shall pay any transfer, stamp or similar Tax due on the issuance or delivery of the Preferred Shares upon conversion, unless the Tax is due because the Holder requests such Preferred Shares to be issued in a name other than the Holder’s name, in which case the Holder shall pay that tax. Delivery of Preferred Shares shall, unless otherwise requested in writing by the Holder and agreed by the Issuer, be by means of delivery of book entry shares to the account of the Holder or to the account of the securities intermediary of the Holder for the benefit of the Holder, in each case, pursuant to the instructions provided pursuant to this Section 5.

(b)             Conversion Procedures. Upon conversion of this Note, the Issuer shall deliver the Preferred Shares to the Holder no later than the Conversion Time. From and after the time at which the Preferred Shares are delivered to the Holder in accordance with the immediately preceding sentence, this Note (or the portion hereof representing such Preferred Shares) shall be deemed to be satisfied by the Issuer and shall cease to be outstanding for any purpose whatsoever.

(c)             Certain Anti-Dilution Adjustments. The Conversion Price, and the number and type of securities to be received upon conversion of this Note, shall be subject to adjustment as follows:

(i)             Dividend, Subdivision, Combination or Reclassification of Preferred Shares. In the event that the Issuer shall at any time or from time to time, prior to conversion of this Note, (A) pay a dividend or make a distribution on the outstanding Preferred Shares payable in Capital Stock of the Issuer, (B) subdivide the outstanding Preferred Shares into a larger number of shares, (C) combine the outstanding Preferred Shares into a smaller number of shares or (D) issue any shares of its Capital Stock to holders of Preferred Shares in a reclassification of the Preferred Shares, then, and in each such case, the Conversion Price in effect immediately prior to the record date for such dividend or distribution or the effective date of such subdivision, combination of reclassification shall be automatically adjusted without any action required to be taken by the Issuer, the Board or any Holder (and any other appropriate actions shall be taken by the Issuer) so that the Holder of this Note thereafter surrendered for conversion shall be entitled to receive the number of Preferred Shares that such Holder would have owned in respect of this Note had this Note been converted immediately prior to the record date for the occurrence of such event. An adjustment made pursuant to this Section 5(c) shall become effective retroactively (x) in the case of any such dividend or distribution, to the date immediately following the close of business on the record date for the determination of holders of Preferred Shares entitled to receive such dividend or distribution, or (y) in the case of any such subdivision, combination or reclassification, immediately after such corporate action becomes effective.

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(ii)            Other Events. If any event occurs as to which the foregoing provisions of this Section 5(c) are not strictly applicable or, if strictly applicable, would not, in the good faith judgment of the Board, fairly and adequately protect the conversion rights of the Holder pursuant to this Note in accordance with the essential intent and principles of such provisions, then the Board shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith judgment of the Board, to protect such conversion rights as aforesaid; provided, that no such adjustment pursuant to this Section 5(d) shall increase the Conversion Price.

(iii)           Successive Adjustments. After an adjustment to the Conversion Price under this Section 5(c), any subsequent event requiring an adjustment under this Section 5(c) shall cause an adjustment to each such Conversion Price as so adjusted.

(iv)           Notice of Adjustments. Whenever the Conversion Price is adjusted as provided under this Section 5(c), the Issuer shall as soon as reasonably practicable following the occurrence of an event that requires such adjustment (or if the Issuer is not aware of such occurrence, as soon as reasonably practicable after becoming so aware) provide a written notice to the Holder of the occurrence of such event and a statement in reasonable detail setting forth the method by which the adjustment to the applicable Conversion Price was determined and setting forth the adjusted applicable Conversion Price.

SECTION 6. Authorized Shares. So long as this Note is outstanding, the Issuer shall, as of at or immediately prior to the applicable Conversion Time, take all action reasonably necessary, including amending the Issuer’s governing documents to authorize and reserve the requisite number of shares of Preferred Shares, for the purpose of effecting the conversion of this Note, such that the number of shares of Preferred Shares shall be duly and validly authorized, reserved (to the extent applicable) and available for issuance at the time of the conversion of this Note and the other Notes, as applicable, and upon issuance in accordance with the terms of this Note and the other Notes, as applicable, the Preferred Shares will be duly and validly issued and upon conversion of this Note will be fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under this Note and the other Notes, as applicable, the Issuer’s governing and stockholder documents, any “lock-up” or similar agreements entered into by the Holder and applicable federal and state securities laws.

SECTION 7. No Voting or Other Stockholder Rights. This Note does not entitle the Holder to any voting rights or other rights as a stockholder of the Issuer unless and until (and only to the extent that) this Note is actually converted into shares of the Issuer’s Capital Stock in accordance with its terms (and in such case, only such rights as are applicable to such shares of the Issuer’s Capital Stock). In the absence of conversion of this Note into Preferred Shares, no provisions of this Note and no enumeration herein of the rights or privileges of the Holder shall cause the Holder to be a stockholder of the Issuer for any purpose.

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SECTION 8. Amendments. This Note, and any of the terms and provisions hereof, may be amended, waived or modified only in accordance with Section 10.9 of the Purchase Agreement.

SECTION 9. Transfers; Register.

(a)             Subject to compliance with any applicable securities laws, this Note may be directly or indirectly offered, sold, assigned or transferred by the Holder. In connection with any assignment or transfer of this Note (in whole or in part), the transferee shall agree to be bound by all of the terms of this Note and the Purchase Agreement, and shall become party to the Purchase Agreement by execution of a counterpart signature page thereto. Any offer, sale, assignment or other transfer of this Note is also subject to the restrictive legends of this Note.

(b)             The Issuer shall maintain and keep updated a register (the “Register”) for the recordation of the names, email addresses and mailing addresses of the holder of each Note and the Outstanding Principal Balance of such Note (and any accrued interest) (the “Registered Notes”). The initial email address and mailing address for the Holder of this Note shall be the email address and mailing address set forth on the Holder’s signature page hereto and may be updated, from time to time, by written notice to the Issuer, in accordance with Section 12. The entries in the Register shall be conclusive and binding for all purposes absent manifest error. The Issuer and the holders of the Notes shall treat each Person whose name is recorded in the Register as the owner of the applicable Note for all purposes, including the right to receive payments hereunder. Upon the written request of the Holder, the Issuer shall provide to the Holder a copy of the portion of the Register related to the Holder and this Note and backup calculations for the values relating to this Note set forth in the Register. A Registered Note may be assigned or sold in whole or in part, to the extent explicitly permitted by this Section 9 and any other terms hereof, only by registration of such assignment or sale on the Register. Upon its receipt of a satisfactory request to assign or sell all or part of any Registered Note by the holder of the applicable Registered Note and the physical surrender of such applicable Registered Note to the Issuer, the Issuer shall record the information contained therein in the Register and issue one or more new Registered Notes, the aggregate Outstanding Principal Balance of which is the same as the entire Outstanding Principal Balance of the surrendered Registered Note, to the transferee pursuant to Section 10. The provisions of this Section 9(b) are intended to cause the Note to be in “registered form” as defined in Treasury Regulations Sections 5f.103-1(c) and 1.871-14(c) and proposed Treasury Regulations Section 1.163-5(b) (and any successor sections) and shall be interpreted and applied consistently therewith.

SECTION 10. Reissuance of this Note.

(a)             Transfer Procedures. Subject to the requirements of Section 9, if this Note is to be transferred as permitted under this Note, in whole or in part, the Issuer will issue and deliver a new Note to the transferee (in accordance with Section 10(b)), representing the Outstanding Principal Balance of this Note being transferred by the Holder and, if less than the entire Outstanding Principal Balance of this Note held by the Holder is being transferred, a new Note (in accordance with Section 10(b)) to the Holder, representing the portion of the Outstanding Principal Balance not being transferred (each, a “Replacement Note” and collectively, the “Replacement Notes”). The Holder and the transferee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of Section 10(b), following conversion or prepayment of any portion of this Note, the Outstanding Principal Balance represented by this Note may be less than the Outstanding Principal Balance stated on the face of this Note.

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(b)             Issuance of Replacement Notes. Whenever the Issuer is required to issue a Replacement Note pursuant to the terms of this Note, such Replacement Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such Replacement Note, the remaining Outstanding Principal Balance, (iii) shall have an issuance date, as indicated on the face of such Replacement Note, which is the same as the Issuance Date of this Note, (iv) shall be deemed to have accrued its proportional share of the interest under this Note from the immediately preceding Interest Payment Date, (v) shall have the same rights and conditions as this Note and (vi) shall be timely prepared and issued by the Issuer, but in no event shall the Issuer issue such Replacement Note more than five (5) Business Days after satisfaction of the requirements under Section 9 for a Transfer.

SECTION 11. Failure or Indulgence not Waiver; Remedies. The Holder shall not by any act or omission be deemed to waive any of its rights or remedies under this Note unless such waiver shall be in writing and signed by the Holder (or deemed effective pursuant to the election of the Requisite Holders as set forth in this Note), and then only to the extent specifically set forth therein. No right or remedy herein conferred upon or reserved to the Holder is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by Law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at Law, in equity, in tort or otherwise, including injunctive relief or specific performance. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 12. Notices and Payments.

(a)             Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing and mailed or delivered to each party as follows: (i) if to the Holder, at the Holder’s email address or mailing address set forth in the Register, or (ii) if to the Issuer, at the mailing address or electronic mail address set forth in Section 10.5 of the Purchase Agreement, or at such other mailing or electronic mail address as the Issuer shall have furnished to the Holders in writing from time to time, and a copy (which shall not constitute notice) shall be sent to Locke Lord LLP, Brookfield Place, 200 Vesey Street, 20th Floor, New York, NY 10281-2101, Attention: Michael Malfettone, Esq., email: michael.malfettone@lockelord.com and Locke Lord LLP, 111 South Wacker Drive, Chicago, IL 60606, Attention: Aaron Smith, Esq., email: asmith@lockelord.com. All such notices and communications will be deemed sufficient upon delivery, when delivered personally, one (1) Business Day after being deposited with an overnight courier service of recognized standing or upon delivery if sent via electronic mail.

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(b)             Payments. Whenever any payment of cash is to be made by the Issuer to any Person pursuant to this Note, such payment shall be made in cash via wire transfer of immediately available funds. The Holder shall provide the Issuer with prior written notice setting out such request and the Holder’s wire transfer instructions. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day and, in the case of any Interest Payment Date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of interest due on such date.

(c)             Withholding. The Issuer will make all withholdings and deductions required by Law and will timely remit the full amount deducted or withheld to the relevant Tax authority in accordance with applicable Law.

SECTION 13. Waiver of Notice. To the extent permitted by Law, unless otherwise provided herein, the Issuer hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.

SECTION 14. Further Assurances. Each of the Holder and the Issuer shall take such further actions as are necessary to carry out the intent or the purposes of this Note as the other party may reasonably request in order to consummate, complete and carry out the actions or transactions contemplated hereby and the intent of the parties hereunder.

SECTION 15. Governing Law, Jurisdiction and Severability. This Note shall be governed by, and shall be construed in accordance with, the laws of the State of New York without regard to the conflicts of law provisions of the State of New York or of any other state that would result in the application of the laws of a state other than the State of New York. The parties hereto hereby submits to the exclusive jurisdiction of the state and federal courts sitting in New York County, New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note.

SECTION 16. Assignment. Except as permitted under this Note and the Purchase Agreement, including in connection with an Internal Reorganization Transaction, the rights, interests or obligations hereunder may not be assigned or delegated, by operation of law or otherwise, in whole or in part, by the Issuer without the prior written consent of the Requisite Holders.

SECTION 17. Interpretation. This Note shall be deemed to be jointly drafted by the Issuer and the Holder and shall not be construed against any Person as the drafter hereof. In this Note, unless otherwise indicated or the context otherwise requires, all words and personal pronouns relating thereto shall be read and construed as the number and gender of the party or parties required and the verb shall be read and construed as agreeing with the required word and pronoun; the division of this Note into Sections, clauses and sub-clauses and the use of headings and captions is for convenience of reference only and shall not modify or affect the interpretation or construction of this Note or any of its provisions; the words “herein,” “hereof,” “hereunder,” “hereinafter” and “hereto” and words of similar import refer to this Note as a whole and not to any particular Section, clause or sub-clause hereof; the words “include,” “including,” and derivations thereof shall be deemed to have the phrase “without limitation” attached thereto unless otherwise expressly stated; references to a specified Section, clause or sub-clause shall be construed as a reference to that specified Section, clause or sub-clause of this Note; and all references to “$” or “dollars” shall be deemed references to United States dollars.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed as of the Issuance Date set out above.

SUNLIGHT FINANCIAL HOLDINGS INC.

By:
Name:
Title:

ACCEPTED AND AGREED:

[NAME OF HOLDER]

By:
Name:
Title:

Address:

Email Address:

[Signature Page to Convertible Promissory Note]

Exhibit A

Notice of Conversion

To: Sunlight Financial Holdings, Inc.

The undersigned registered owner of this Note hereby elects to convert this Note, or the portion hereof below designated, into Preferred Shares pursuant to the terms of the attached Note, and directs that any Preferred Shares issuable and deliverable upon such conversion to the registered Holder hereof unless a different name has been indicated below. The undersigned hereby represents and warrants that the representations and warranties in Section 5 of the Purchase Agreement are true and correct as of the date hereof. Capitalized terms used but not defined herein shall have the meanings set forth in the Purchase Agreement.

HOLDER:
[ ]

Date:	By:

Amount Converted:$	Address:

Name in which shares should be registered:

Address:

Schedule A

Disclosure Schedules

[TEXT REDACTED]